UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                     FORM 10
                   GENERAL FORM FOR REGISTRATION OF SECURITIES
               Pursuant to Section 12(b) or (g) of the Securities
                              Exchange Act of 1934

                         ALTERNATE ENERGY HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

                Nevada                                     20-5689191
----------------------------------------          -----------------------------
    State or other jurisdiction of                   IRS Identification No.
     incorporation or organization

              911 E. Winding Creek Dr., Suite 150, Eagle, ID 83616
       -------------------------------------------------------------------
               Address of principal executive offices) (Zip Code)

                    Issuer's telephone number: (208)939-9311

                        Securities to be registered under
                           Section 12(b) of the Act:

Title of each class to be so registered                Name of each exchange on
                                                      which each class is to be
                                                              registered
----------------------------------------              -------------------------
            Not Applicable                                  Not Applicable

           Securities to be registered under Section 12(g) of the Act:

                                  COMMON STOCK
                                  ------------
                                (Title of class)


Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check One).

-------------------------------- ----------  ------------------------- ---------
Large accelerated filer            [___]     Accelerated filer            [___]
-------------------------------- ----------  ------------------------- ---------
Non-accelerated filer
(Do not check if a
 smaller reporting company)        [___]     Smaller reporting company    [_X_]
-------------------------------- ----------  ------------------------- ---------

                                       TABLE OF CONTENTS

            TITLE                                                              PAGE NUMBER
            ---------------------------------------------------------------- ------------------
Item 1      BUSINESS                                                                2
Item 1A     RISK FACTORS                                                           12
Item 2      FINANCIAL INFORMATION                                                  26
Item 3      PROPERTIES                                                             35
Item 4      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT         35
Item 5      DIRECTORS AND EXECUTIVE OFFICERS                                       37
Item 6      EXECUTIVE COMPENSATION                                                 41
Item 7      CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                         46
Item 8      LEGAL PROCEEDINGS                                                      47
Item 9      MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON               47
            EQUITY AND RELATED STOCKHOLDER MATTERS
Item 10     RECENT SALES OF UNREGISTERED SECURITIES                                48
Item 11     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED                58
Item 12     INDEMNIFICATION OF DIRECTORS AND OFFICERS                              58
Item 13     FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA                            59
Item 14     CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING            60
            AND FINANCIAL DISCLOSURE
Item 15     FINANCIAL STATEMENTS AND EXHIBITS                                      60

ITEM 1.  BUSINESS

GENERAL

THE FOLLOWING IS A SUMMARY OF SOME OF THE INFORMATION CONTAINED IN THIS DOCUMENT. UNLESS THE CONTEXT REQUIRES OTHERWISE, REFERENCES IN THIS DOCUMENT TO "ALTERNATE ENERGY HOLDINGS," "AEHI," OR THE "COMPANY" ARE TO ALTERNATE ENERGY HOLDINGS, INC. AND ITS SUBSIDIARIES.

ABOUT ALTERNATE ENERGY HOLDINGS, INC.

Alternate Energy Holdings, Inc. (formerly Nussentials Holdings, Inc., incorporated in Nevada on July 31, 2001 under the name Corptran Support, Inc.) is a development stage enterprise focused on the purchase, optimization and construction of green energy sources - primarily nuclear power plants.

Sunbelt Energy Resources Inc. was incorporated in Florida on August 11, 2005 to operate in the alternate energy industry and had limited operational activity. In September 2006, Sunbelt conducted a reverse merger with Nussentials Holdings, Inc. by exchanging 17,900,000 shares of Sunbelt which represented 100% of its equity for 21,399,998 shares of common stock of Nussentials Holdings, Inc. As a result of the acquisition, the shareholders of Sunbelt owned a majority of the voting stock of Nussentials Holdings, Inc. which changed its name to Alternate Energy Holdings, Inc.

Alternate Energy Holdings, Inc. ("AEHI") was founded by former senior executives of the utility and finance industries specifically to address the mounting "energy crisis" affecting the US economy and standard of living today. A key objective for AEHI is decreasing US dependence on foreign sources of power, which are progressively proving less reliable and more political in their influence.

AEHI is in the business of serving the electric power generation industry by acquiring and developing nuclear plant sites and obtaining licenses for their construction and operation throughout the United States, specifically Idaho. The AEHI management has decades of experience in the nuclear industry, power generation, and facility development. AEHI formed Idaho Energy Complex Corporation ("IEC"), an Idaho corporation, in March of 2007 as a 100% wholly-owned subsidiary of AEHI. IEC is the manager of Reactor Land Development, LLC ("the LLC"), a Delaware limited liability company, which is attempting to obtain permits for a nuclear facility (hereafter "the Project"). The LLC began operations in September 2007 with the purpose of acquiring land and water rights, permits and licenses, development, rights and such other property and services necessary to develop an energy complex in Idaho including one or more nuclear reactors.

              Alternate Energy Holdings, Inc., A Nevada Corporation

           !                           !                            !
           !                           !                            !
           !                           !                            !

      Idaho Energy        International Reactors, Inc.     Energy Neutral, Inc.,
  Complex Corporation,       A Nevada Corporation         An Idaho Corporation
  An Idaho Corporation

          100%                        100%                         100%
           !
           !
           !

     Reactor Land
    Development, LLC,
   A Delaware Limited
    Liability Company

          99%

The common stock of AEHI currently trades on the Pink Sheets as unsolicited under the symbol "AEHI".

BUSINESS PLAN

GENERAL INFORMATION

Alternate Energy Holdings, Inc ("AEHI") is a corporation founded by former senior executives of the utility and finance industries specifically to address the mounting energy crises affecting the United State's economy, standard of living and national security. AEHI plans to evolve with the growing needs of the energy market to provide reliable, low cost, large-scale power production on a national scale. In addition, we will provide demand-side technology to reduce energy consumption by homes and businesses using renewables and power management.

AEHI's current holdings consist of the following:

1. INTERNATIONAL REACTORS, INC. ("IRI"), a 100% wholly-owned subsidiary of AEHI, formed to assist developing countries with power generation, as well as the production of potable water. Founded in November 2007 and incorporated in Nevada, IRI seeks to construct commercial nuclear reactors on oceanfront sites, particularly in Latin America and western-friendly Middle Eastern countries, in order to co-generate clean energy and desalinate water. IRI believes advanced nuclear technology can be used to address these energy needs while simultaneously producing fresh water from these plants' ocean intake.
2. IDAHO ENERGY COMPLEX ("IEC"), a 100% wholly-owned subsidiary of AEHI, is a proposed $4.5 billion nuclear/biofuels complex near Mountain Home, Idaho. 1,400 acres have been dedicated to this project, which will provide enough electricity to power Idaho's growth, as well as generate income through the sale of power out of state. The facility will feature a new `dry' nuclear reactor design - meaning that it does not require large amounts of water piped in for cooling. Additionally, this plant will use its excess heat to produce biofuels such as ethanol, thereby further reducing its cooling requirements and giving local farmers a market for their crops and agricultural waste (dependent on market demand). AEHI has made no contracts or arrangements for biofuel as of the date of filing this Registration Statement. It is a concept that AEHI hopes to develop with the reactor in Idaho.

3. REACTOR LAND DEVELOPMENT, LLC ("THE LLC"), a 99% owned subsidiary of IEC, is a Delaware limited liability company. The LLC began operations in September 2007 with IEC as Manager, with the purpose of acquiring land and water rights, permits and licenses, development, rights and such other property and services necessary to develop an energy complex in Idaho including one or more nuclear reactors.
4. ENERGY NEUTRAL, INC. ("ENI"), a 100% wholly-owned subsidiary of AEHI, assists homeowners, businesses and farmers to operate with minimal or no reliance on the electrical grid. ENI's primary service consists of evaluating homes, businesses and farms for conservation and renewable energy potential; drawing up a plan to attain or approach energy neutrality; and working with wind, conservation and solar suppliers and installers to put the products in place. Strong demand is expected from farmers who must spend large amounts of money to pump water. Solar and wind energy can be used to make the pumps completely independent or, for greater reliability, to augment existing electrical grid or gasoline setups.

AEHI's mission is to help address the national energy shortfall and provide exceptional value for shareholders through the construction of advanced nuclear and renewable generation capacity. The great national need for energy makes this an ideal time to enter this market, even given the tight credit markets. As motor fuel costs continue to rise and emission standards become more stringent, more people will be seeking to plug all-electric or hybrid-electric cars into their homes, shifting transportation energy from gas stations to homes and creating a large demand in the future for electricity as demand for fossil declines.

AEHI's Board of Directors ("BOD") is comprised of retired executives in the utilities industry, including Leon Eliason, the former president of two nuclear utility business units, Kenneth A. Strahm, Sr., the former President of the Institute of Nuclear Power ("INPO"), Ralph Beedle, the former Senior Vice
President of Nuclear Energy Institute ("NEI") and James Taylor, the former operating head of the Nuclear Regulatory Commission ("NRC"). Most of the Board members currently serve on nuclear plant oversight boards and in the capacity of consultant within the nuclear industry, as well. AEHI will benefit from its qualified BOD's expertise, as well as professional networking ability - allowing AEHI to successfully achieve its short- and long-term goals efficiently and effectively. AEHI's senior management team will oversee the operation of each private company to ensure it has proper leadership, initial funding and a living business plan to accomplish each corporation's mission.

INDUSTRY OVERVIEW

As reported by the Nuclear Energy Institute, nuclear energy is the United States' largest source of emission-free electricity and second largest source of power. The 104 U.S. nuclear units supply approximately 20% of the electricity produced in the United States and nearly 80% of the country's emissions-free energy. Nuclear energy is a chief contributor to national energy security and nuclear energy is not subject to unreliable weather, climate conditions and/or unpredictable cost fluctuations. Adding to its reliability, nuclear power plants are designed to operate continuously for long periods of time.

Nuclear  energy is considered  the most  "eco-efficient"  of all energy  sources because it produces the most electricity in relation to its minimal environmental impact. Nuclear power plants do not emit harmful gases, require a relatively small area, do not deplete natural resources (such as fossil fuels). Resultantly, they cause no significant adverse effects to water, land, habitat, species and air resources. Leading environmentalists, including the co-founder of Greenpeace, Dr. Patrick Moore, have endorsed nuclear energy as the only large-scale, non-emitting, affordable energy source that can address both global warming and sustainable development.

In the event of an imbalance in operations, the sophisticated safety systems of U.S. nuclear power plants are designed to shut down automatically well before any safety margins are exceeded. Unplanned automatic plant shutdowns occur infrequently. Various improvements in plant maintenance and training programs have decreased the number of automatic plant shutdowns over the past decade, enabling plants to achieve longer continuous runs. Nuclear plants typically produce power more than 90% of the time and in August 2007 they posted a 98% capacity factor, according to the Nuclear Energy Institute. In 2004, the median number of unplanned automatic shutdowns was zero.

Security from outside threats is maintained at the highest standards, as well. After September 11, 2001, the nuclear energy industry substantially enhanced security at nuclear plants. Security forces at nuclear plants were increased by one-third to approximately 8,000 officers at the United States' 64 sites. Additional security measures include: extending and fortifying security perimeters; increasing patrols within security zones; installing new barriers to protect against vehicle bombs; installing additional high-tech surveillance equipment; and strengthening coordination of security efforts with local, state and federal agencies to integrate approaches among the entities. The Nuclear Regulatory Commission evaluates "force-on-force" drills between security personnel and contractor adversary teams. Every U.S. plant is tested with mock adversary drills every three years. Consequently, nuclear energy is the safest, most reliable and most efficient source of energy in the foreseeable future of the energy industry.

MARKET OVERVIEW

Currently, the nuclear industry is comprised of 440 nuclear power plants operating around the world in 31 countries, supplying 16% of the world's electricity. Twenty-four new nuclear plants are under construction in 8 countries around the globe. The 104 U.S. nuclear units supply 100,125 megawatts, or approximately 20% of the electricity produced in the U.S. As national energy prices continue to climb due to environmental concerns, dependence on foreign providers and cost fluctuations, the need for reliable and economical energy sources rises significantly.

According to the U.S. Energy Information Agency, energy use nationally is expected to increase 30% between 2005 and 2030. In Idaho, where we are developing the Idaho Energy Complex, the demand for energy is clear. Management believes Idaho needs more power supply for several reasons. In the fall of 2007, two potential major corporations stated that they could no longer consider Boise, Idaho as a possible relocation site because the existing utility structure could not supply sufficient power. At the same time, Idaho ranks last among the 11 western states for the number of megawatts it plans to bring on line between 2007 and 2011, according to United States Energy Information Administration figures. The January 2007 Idaho Energy Plan states that Idaho is vulnerable to the economic effects of emissions regulation on the current imported coal power and relicensing of the state's hydro plants. The report notes that Idaho imports 80% of its power from fossil fuels and that over $3 billion that Idahoans spend on energy each year leaves the state. In all, AEHI's proposed Idaho Energy Complex would create enough power for about 1.5 million homes, or three times the number of homes in Idaho. The excess is sold to the marketplace, primarily in the West coast.

The recent Nuclear Provisions H.R. 6 Energy Policy Act of 2005 has created an ideal market atmosphere for the development of new plants. The bill provides an eighty-twenty (80-20) loan guarantee for technologies that avoid, reduce or sequester air emissions, including advanced nuclear plants. Additionally, the energy bill approved provisions supported by the current administration and the industry to provide 100% of the cost of delay (when delays are beyond the industry's control) during construction and at the start of operations of the first two new nuclear plants. AEHI plans to take advantage of this directive by ensuring its construction of a new unit will be one of the first six (6), and most probably first few new plants to be constructed in the United States. A plant can have multiple units but in the case of Idaho, AEHI is referring to one unit at this time.

This national "energy crisis" has had a significant negative impact on the economy and standard of living at all levels of U.S. society, making the target market for AEHI ultimately nationwide as AEHI strives to address and alleviate this growing need. However, AEHI's immediate target market within this multi-billion dollar industry will be its initial plant's surrounding community in Idaho. Consequently, AEHI intends to sign a power purchase agreement with a local distributing company, such as Entergy, Constellation, Pacific Gas & Electric, Avista and Mid-American. AEHI has not signed any agreements as of the date of this Registration Statement. The power purchase agreements will be signed after the NRC has approved the construction of the plant.

Nuclear power is re-emerging as a necessary part of a well-balanced power generation portfolio. Demand for nuclear plant sites is growing. Stringent Nuclear Regulatory Commission ("NRC") siting criterion limits the number of qualified reactor sites. Fourteen companies, including AEHI, have notified the NRC of their intent to file for construction and operating licenses ("COL") for 34 new units by December 31, 2010. All the proposed sites, except AEHI's Idaho site, are east of the Rocky Mountains. The value of attractive sites, particularly in the Western US, is expected to rise because:

o    Nuclear generation is profitable.

     o    Global experience has reduced construction and operating costs.
     o Costs of electricity from competitive fossil generation plants are rising.
     o Deregulation of wholesale electric pricing is expected to enable independently owned nuclear plants to realize the full economic advantage of low cost nuclear power.


o    Nuclear generation has gained public acceptance.

     o Nuclear has demonstrated that it is a safe, reliable form of generation at plants worldwide.
     o The federal government supports nuclear deployment by regulatory changes and tax benefits.

o There are a limited number of sites that meet licensing, and economic criteria for a nuclear plant:

     o Licensing: low population density, low impact seismic potential activity, low environmental impact
     o Economic/Infrastructure: water availability, ability to serve major markets through existing transmission, low construction costs, etc.

THE SITE

After a two-year search, AEHI has, through IEC, selected and acquired interests in a site in Elmore County, Idaho ("Site") for $15,000,000 which is well suited for licensing, construction and development of a nuclear power reactor. The Site is:

o Approximately 1,400 acres near Mountain Home, Idaho along the Snake River o Located near, and has ample rights to a source of water

o In a rural community that is receptive to the development of a nuclear power plant

o Can be connected to high voltage transmission lines and the western power grid

o NRC Licensable, according to the preliminary findings of nuclear siting experts, and the land acquisition closing is subject t to a final favorable report.

o    Spacious enough to accommodate multiple reactors.

The Site for this Project has passed preliminary evaluations by ENERCON, an engineering firm that grants pre-approval of nuclear plant sites and assists with filing the NRC application. IEC's rezone application was recently accepted in the first quarter of 2008 by Elmore County planning and zoning officials. Approval from the NRC is necessary, and once granted, it will take three years to begin construction of the plant.

AGREEMENTS AND QUOTES

LAND PURCHASE AGREEMENT

There is an agreement between AEHI and the current Site owner for the purchase of the land, including water rights (Exhibit 10.1). The agreement will transfer title to IEC once completed and requires a $15M cash payment. A 10% deposit has been made and holds the land for up to six months. Remaining funds will be obtained from the Reactor Land Development, LLC offering. The Land Purchase Agreement is subject to satisfactory completion of the site analysis by ENERCON, and will not be completed until the land has been fully approved for nuclear plant construction.

     COMBINED CONSTRUCTION AND OPERATING LICENSE APPLICATION ("COLA") AND WATER RIGHTS


o Management intends to obtain the conditional use permit form the county and the COLA from the NRC for the Site using the services of ENERCON or the reactor supplier consistent with the funds being raised by AEHI. ENERCON has already been conducting Nuclear Regulatory Commission pre-COL application activities at the Site, including the preliminary Site study. A 5% payment will start the COLA.

o Management has obtained a quote for 6,000 acre feet of water rights from the Snake River for $6M necessary to cool the reactor.

THE SCHEDULE:
--------------------------------------------------------------------------------------------------------------------
       YEAR             1ST QUARTER               2ND QUARTER               3RD QUARTER           4TH QUARTER
--------------------------------------------------------------------------------------------------------------------
       2008            Land contract       Preliminary site approval     Start seed money       Begin COLA prep

                                                                             offering
                         Complete                   Complete                 Complete
--------------------------------------------------------------------------------------------------------------------
                                                                          Long lead items
                                                                          Ordering large
                                                                        components such as
       2009           Raise remaining                                   the reactor vessel    Submit COLA to NRC
                          capital                                        to allow time for
                                                                            them to be
                                                                         constructed which
                                                                           takes years.
--------------------------------------------------------------------------------------------------------------------
       2010
--------------------------------------------------------------------------------------------------------------------
       2011
--------------------------------------------------------------------------------------------------------------------
       2012                                                                                    NRC Approves COLA
                                                                                                  Wind up LLC
                                                                                              Begin Construction
--------------------------------------------------------------------------------------------------------------------
       2013
--------------------------------------------------------------------------------------------------------------------
       2016                                  Construction Complete        Pre-operational      Plant Operational
                                                                               Tests
--------------------------------------------------------------------------------------------------------------------

BUSINESS STRATEGY

AEHI is preparing to begin the local land use approval process for the Idaho Energy Complex in late 2008. The rezone hearing for the project is scheduled for October 8, 2008 in Mountain Home, Idaho. AEHI is in the due diligence phase of forming a new operating company jointly with another energy company and some large investors. AEHI will be the majority owner however, the final percentage has not been determined as of the filing of this Registration Statement. This new company will result in up to $50 million in funding from a large international investor in early 2009 to purchase an optioned 1,400-acre site; continue the local application process; and begin the Nuclear Regulatory Commission (NRC) process. The NRC process can take up to three years. The other energy company (to be named soon) and the investors will contribute international energy leadership and initial funding, while AEHI will contribute its nuclear expertise and management team.

AEHI has also been in discussions with the Mexican Energy Ministry (February 2008 through May 2008), which has placed priority on nuclear power to meet its future energy needs. It is AEHI's goal for IRI to work with the Mexican government to develop nuclear reactors for power and large-scale water desalinization. IRI is currently in the early stages of drafting a Memorandum of Understanding regarding this venture with Mexico.

ENI is actively seeking clients and the AEHI board has chosen Micah Gosney, an Idaho home builder and artist as president of ENI.

MARKETING/PUBLIC RELATIONS

AEHI has taken the initiative in informing the public, media and investors about its plans. Web sites have been developed for AEHI
(www.alternateenergyholdings.com),       the      Idaho      Energy      Complex
(www.idahoenergycomplex.com) and Energy Neutral (www.energyneutralinc.com). These sites feature detailed profiles of AEHI's Board of Directors and management team, as well as industry information, press releases, relationships and AEHI's goals to highlight the demand for and profitability of AEHI's services. Furthermore, AEHI has conducted three public informational meetings about the Idaho Energy Complex (one in May 2007 for the previous reactor in Owyhee County and two in June 2008 for the current Elmore site). AEHI has also retained an Idaho public relations agency, Alexander and Associates of Boise, Idaho, to assist with local information for the media and general public.

PUBLIC COMPANY FUNDING

The public holding company will develop or acquire businesses to help address our country's energy needs while trying to improve air quality and the impacts of Global Warming: using stock offerings both public and private placements to raise the seed money to launch these individual private companies who will then develop their own business strategies and self sustaining budgets while providing profits to the holding company, AEHI, in exchange for seed money and energy leadership expertise.

AEHI's current operating costs to start its subsidiaries is estimated to be approximately $750,000 per year. That will be reduced when a new company is formed as it will help fund the Idaho nuclear plant operating costs starting in December 2008.

INTERNATIONAL REACTORS INCORPORATED (IRI) is currently negotiating a Memorandum of Understanding with the Mexican government to provide up to three investor-owned reactors. One of the reactors will be used to operate desalinization units to pump fresh water from the Sea of Cortez into Arizona where fresh water is in short supply. This reactor will be funded primarily by international investors, where there is considerable interest. IRI will own over 50% and intends to operate the facility in a long term power purchase agreement with CFE (The Mexican national electricity company). AEHI is currently funding about $10,000 per month to this project.

IDAHO ENERGY COMPLEX, INC. (IEC) is currently planning to raise money to pay for the IEC development ($15,000,000) through the Reactor Land Development, LLC private placement to purchase contracted land and water rights to construct Idaho's first nuclear plant. This plant will use waste heat to produce ethanol and methane from agricultural products. The strategy is to form a new operating company, whereby AEHI maintains over 50% ownership, with a strategic partner to fund the initial cost of land and an NRC license. Currently, AEHI is negotiating power purchase agreements and equity ownership for the construction costs with several major utilities. Further, AEHI has a construction loan letter (Exhibit 10.2) for up to $3.5 billion as a result of the 2005 Energy Act. Considerable funds of $500,000 were invested by the Company CEO and founder to start AEHI.

ENERGY NEUTRAL, INC. (ENI) is currently making arrangements with suppliers and builders to provide install wind, solar and load management equipment on homes and businesses in Idaho. This concept will eliminate home and office energy bills. It can be added to new homes for no additional costs due to numerous renewable tax credits and for the costs of a modest new car to existing homes. ENI is bidding on a large YMCA in December 2008 as one of its first project. Annual start-up costs are $5,000.00. ENI is expected to start showing cash flow in the fourth quarter of 2008. This business intends to begin franchising in 2009.

Additionally, AEHI is exploring nuclear plant sites in Colorado, Texas and New Mexico. AEHI would like to have nuclear energy complexes throughout the Rocky Mountain region to be able meet power shortage issues on both coasts of the country. Further, AEHI is exploring the concept of desalinization plants in U.S. friendly nations in the Middle East

ECONOMIC VIABILITY

The potential profit for the nuclear reactor based initiatives mentioned above is considerable. Based on third-party data provided by globally recognized experts, Constellation Energy and UniStar, in the nuclear power industry, each reactor respectively could potentially generate in excess earnings of $1.1 billion dollars EBITA in the first year of operation and each subsequent year (assuming no growth). Emissions regulations on fossil plants that are anticipated to start in the year 2012 in the U.S., Europe and elsewhere may increase EBITA for each reactor substantially. Based on information from the McKinsey Global Institute and Synapse Energy Economics, carbon credits could as much as double EBITA for each reactor (thus, exceeding 2.2 billion dollars annually). Carbon credits produced by nuclear reactors are over $250 million for a plant this size today.

COMPETITION

Competition is intense in the energy market, with the two major sources of power generation being nuclear and fossil fuel. While nuclear power has high initial capital costs, it has the lowest production cost and highest capacity factor of the major sources of electricity, with production cost of $0.0169 per kilowatt hour (kWh). According to national data from 2007, without carbon tax and emission reduction, coal has a production cost of $0.025/kWh, natural gas $0.085 cents/kWh, and petroleum $0.095 cents/kWh. However, natural gas, petroleum and coal prices have increased recently due to the rising prices of fossil fuel.

Secondary energy sources in the U.S. include hydro (water), wind (only 1% and low reliability), and solar power - with the following production costs:

        o        hydro $0.015/kWh,
        o        wind $0.16/kWh, and
        o        solar $0.248/kWh.

However, these minor suppliers, while having reduced production costs, are significantly more limited in their operational efficiency - averaging approximately 25% capacity factors. While wind and solar are expanding, they are not suitable base load plants. Coal and hydro have limited expansion ability due to new environmental concerns. Natural gas produces 60% of the CO2 that the same size coal plant does and the current costs are over 10 cents per kWh. Nuclear energy was endorsed by the United Nations study on global warming and the G-8 leadership.

With the demand for cost-effective energy sources in the United States continuing to increase, as evidenced by 2005's Energy Bill, AEHI anticipates minimal difficulties from its competition as it works toward its goal of constructing a new nuclear plant. Federal incentives, mentioned above, are intended to reduce the inherently greater capital costs of nuclear power.

In addition, ENI has no competition for its initial focus area, Boise, Idaho. There are few companies providing services to reduce energy demand for home in offices using renewable tools and technology in the United States.

EMPLOYEES

As of September 30, 2008 AEHI and its subsidiaries had three (3) contracted full time employees. Eight officers and directors provide certain services dedicated to current corporate and business development activities. The officers will devote on a full-time basis and directors will devote on a part-time basis, up to 10 hours per week.

CAPITAL STRUCTURE
AEHI currently has 150,000,000 shares of common stock, $0.001 par value per share, authorized by the Company's articles of incorporation. No preferred shares are authorized.

As of September 15, 2008, the Company had 74,703,293 shares of AEHI common stock issued and outstanding.

There is a limited public trading market for AEHI common stock which began trading September 13, 2006. The symbol is "AEHI" and as of September 30, 2008 was shown as "Unsolicited" in the Pink Sheets.

FINANCIAL INFORMATION ABOUT GEOGRAPHIC AREAS

All of the Company's revenues are presently derived from customers within the United States. All of the Company's assets are currently located in the United States.

ADMINISTRATIVE OFFICE

AEHI's  principal  offices are located at 911 E. Winding  Creek Dr.,  Suite 150,
Eagle, Idaho 83616 and the telephone number is (208) 939-9311; and the fax number is (208) 939-9260. AEHI currently pays $1,735 as monthly rent for the use of this office. Once the construction of the Idaho Energy Complex is completed, the plant will become AEHI's primary facility.

LEGAL PROCEEDINGS

AEHI anticipates that it (including current and future subsidiaries) will from time to time become subject to claims and legal proceedings arising in the ordinary course of business. It is not feasible to predict the outcome of any such proceedings and AEHI cannot assure that their ultimate disposition will not have a materially adverse effect on AEHI business, financial condition, cash flows or results of operations. As of September 30, 2008 there is one open legal proceeding. AEHI has filed a lawsuit in Idaho's 4th District Court against the director of the Snake River Alliance environmental group over defamatory statements.


ITEM 1A.  RISK FACTORS

                           FORWARD LOOKING STATEMENTS

This registration statement includes forward-looking statements, including, without limitation, statements relating to AEHI plans, strategies, objectives, expectations, intentions and adequacy of resources. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause AEHI actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These factors include, among others, the following: ability of AEHI to implement its business strategy; ability to obtain additional financing; AEHI limited operating history; unknown liabilities associated with future acquisitions; ability to manage growth; significant competition; ability to attract and retain talented employees; and future government regulations; and other factors described in this registration statement or in other of AEHI filings with the Securities and Exchange Commission. AEHI is under no obligation, to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                                  RISK FACTORS

                          GENERAL BUSINESS RISK FACTORS

DEVELOPMENT STAGE BUSINESS

Alternate Energy Holdings, Inc. commenced operations in August 2005 and is organized as a corporation under the laws of the State of Nevada. Accordingly, AEHI has only a limited history upon which an evaluation of its prospects and future performance can be made. AEHI's proposed operations are subject to all business risks associated with new enterprises. The likelihood of AEHI's success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the expansion of a business, operation in a competitive industry, and the continued development of advertising, promotions and a corresponding customer base. There is a possibility that AEHI could sustain losses in the future. There can be no assurances that AEHI will even operate profitably.

WE MAY NOT BE ABLE TO IMPLEMENT OUR EXPANSION STRATEGY AS PLANNED OR AT ALL.

We plan to grow our business by investing in new plants and pursuing other business opportunities.

Additional financing may be necessary to implement these expansion strategies, which may not be accessible or may not be available on acceptable terms. Any expansion may be financed with additional indebtedness or by issuing additional equity securities, which would further dilute shareholders' interests. In addition, as described below under "We may be adversely affected by environmental, health and safety laws, regulations and liabilities," federal and state governmental requirements may substantially increase our costs, which could have a material adverse effect on our results of operations and financial position. Any expansion plans may also result in other unanticipated adverse consequences, such as the diversion of management's attention from existing operations.

Construction costs associated with expansion may also increase to levels that would make a new site too expensive to complete or unprofitable to operate. Contractors, engineering firms, construction firms and equipment suppliers also receive requests and orders from other companies and, therefore, it may become hard or impossible to secure their services or products on a timely basis or on acceptable financial terms. We may suffer significant delays or cost overruns as a result of a variety of factors, such as shortages of workers or materials, transportation constraints, adverse weather, unforeseen difficulties or labor issues, any of which could prevent commencement of operations as expected at any new facilities.

DEPENDENCE ON MANAGEMENT

In the early stages of development AEHI's business will be significantly dependent on AEHI's experienced management team. AEHI's success will be particularly dependent upon CEO Donald Gillispie. Mr. Gillispie works for AEHI on a full-time basis. Mr. Gillispie relies on the active support of his leadership team on a part-time basis of up to 10 hours per week.

DEPENDENCE UPON OUTSIDE CONTRACTORS OR ADVISORS

To supplement the business experience of its officers and directors, AEHI may be required to employ contractors, accountants, technical experts, appraisers, attorneys, or other consultants or advisors. AEHI's Management, without any input from shareholders, will make the selection of any such advisors.
Furthermore, it is anticipated that such persons may be engaged on an "as needed" basis without a continuing fiduciary or other obligation to AEHI. In the event AEHI considers it necessary to hire outside contractors or advisors, they may elect to hire persons who are affiliates, if they are able to provide the required services.

RISKS OF BORROWING

If AEHI incurs indebtedness, a portion of its cash flow will have to be dedicated to the payment of principal and interest on such indebtedness. Typical loan agreements also might contain restrictive covenants, which may impair AEHI's operating flexibility. Such loan agreements would also provide for default under certain circumstances, such as failure to meet certain financial covenants. A default under a loan agreement could result in the loan becoming immediately due and payable and, if unpaid, a judgment in favor of such lender which would be senior to the rights of shareholders of AEHI. A judgment creditor would have the right to foreclose on any of AEHI's assets resulting in a material adverse effect on AEHI's business, operating results or financial condition.

RISK OF NEW VENTURE

AEHI and its subsidiaries are start-up development stage businesses. The Company does not have any history of earnings. As a development stage company, it will be subject to all of the difficulties associated with establishing a new business enterprise, including the following: hiring and retaining skilled employees or contractors; licensing, permitting, and operating problems; competing with established operators; and unanticipated location issues or design/ engineering problems with the improvements.

LOAN UNCERTAINTY

The Company may need to obtain loans to fund any amounts not funded by private placement subscriptions. The ability of the Company to obtain future financing, and the terms of such financing, has not yet been established. The Company does not have any loan commitments. Interest rates and other terms may also adversely change.

RELIABILITY OF MARKET DATA

AEHI may have based the market data and certain other information in this Registration Statement on information supplied by governmental agencies, various public announcements, filings related to other developments and similar projects in the area, and other third party sources. AEHI also relied on other sources that they believe to be reliable. AEHI has not independently verified any market information, announcements or filings and it is possible that they may not be accurate in all material respects. Accordingly, you should not rely too greatly on such data when making your investment decisions and should keep in mind that market conditions may change at any time for a variety of reasons.

GENERAL ECONOMIC CONDITIONS

The financial success of AEHI may be sensitive to adverse changes in general economic conditions in the United States and the Western United States, such as recession, inflation, unemployment, and interest rates. Such changing conditions could reduce demand in the marketplace for the development of nuclear sites which is AEHI's business. Management believes that the site developed by AEHI will maintain value long term. Nevertheless, AEHI has no control over these changes.

MARKETS

Real estate markets are unpredictable and subject to significant cycles due to other world market and real influences, and there is no assurance a down time in the market will not adversely affect AEHI.

FACTORS BEYOND CONTROL OF AEHI

Projects for the acquisition and development of real estate are subject to many factors which are outside AEHI's control. These factors include general economic conditions, proximities to utilities and transportation, shortages of labor and materials and skilled craftsmen and price of materials and competitive products and the regulation by federal and state governmental authorities.

NEED FOR ADDITIONAL FINANCING

AEHI has limited funds and such funds will not be adequate to carry out the business plan without borrowing significant funds. The ultimate success of AEHI may depend upon its ability to raise additional capital. AEHI has not investigated the availability, source, or terms that might govern the acquisition of additional capital and will not do so until it determines a need for additional financing. If additional capital is needed, there is no assurance that funds will be available from any source or, if available, that they can be obtained on terms acceptable to AEHI. If not available, AEHI's operations will be limited to those that can be financed with its modest capital, and it could fail.

LACK OF REVENUE HISTORY

AEHI was formed in 2006 for the purpose of developing a proposed nuclear biofuels complex in Idaho. AEHI has never had any revenues. AEHI is not profitable and the business effort is considered to be in an early development stage. AEHI must be regarded as a new or development venture with all of the unforeseen costs, expenses, problems, risks and difficulties to which such ventures are subject.

NO ASSURANCE OF SUCCESS OR PROFITABILITY

There is no assurance that AEHI will ever operate profitably. There is no assurance that it will generate revenues or profits, or that the value of AEHI's shares will be increased thereby.

LACK OF DIVERSIFICATION

Because of the limited financial resources that AEHI has and due to the nature of the Project, AEHI will not be able to diversify its operation as discussed in the document,, immediately. AEHI's inability to immediately diversify its activities into more than one area will subject AEHI to economic fluctuations within the nuclear industry and therefore increase the risks associated with AEHI's operations. AEHI does intend to diversify it operations to other areas, including biofuels and potable water production, but it cannot provide any assurances that these activities will happen.

IF AEHI BORROWS MONEY USING PROPERTY AS COLLATERAL, THE INVESTORS COULD LOSE ALL OF THEIR INVESTMENT, IF THE PROPERTY WERE TO BE FORECLOSED.

The terms of any loan may require payments to be made under the loan document. Should AEHI fail to satisfy the terms of any loan, any Property pledged to secure such loan may be at risk to foreclosure or other similar process to satisfy the amount borrowed for the loan.

                 SPECIFIC RISK FACTORS RELATED TO NUCLEAR PLANTS

Management expects it is unlikely the Company will be the ultimate owner or operator of any reactor to be built at any Site. The Company's purpose is to develop a site that will be suitable for the construction and operation of a reactor, which will require $3-4 billion in investment, and employment or hundreds of skilled people and an operating budget of hundreds of millions per year. Management believes that it is likely that any reactor at the Site will be owned and operated by a consortium or joint venture that would include nuclear reactor suppliers and reactor customers (i.e. electric utilities) with and AEHI participating as the Site and project developers. Management believes the business is not, therefore, directly subject to the usual risks of operating a nuclear reactor. There are, however, a number of risks specific to the business of developing a nuclear site as follows:

DEVELOPMENT OF THE SITE IS SUBJECT TO MANY RISK FACTORS THAT ARE EXAMINED IN THE NRC PERMITTING PROCESS

AEHI is subject to the general risks facing the nuclear industry. Because the industry is closely regulated, AEHI will be required to obtain, and to comply with, federal, state and local government permits and approvals, particularly from the Nuclear Regulatory Commission (NRC). Any of these permits or approvals may be subject to denial, revocation or modification under various circumstances. Failure to obtain or comply with the conditions of permits or approvals may adversely affect the business and may subject it to penalties and other sanctions. Although existing licenses are routinely renewed by the NRC, and state regulators, renewal could be denied or jeopardized by various factors, including:

o Risk of natural disasters, such as earthquakes, floods, volcano eruption, hurricanes
o Risk of wars, insurrection, revolutions; acts of terrorism o Risk of inability to obtain or comply with state and local permits
o    Risk of inadequate multiple point access to the Site
o Risk of inadequate financial assurances to provide for end of life decommissioning and decontamination of the Site
o Risk of inability to obtain adequate connection to the transmission grid, which has economic as well as safety implications
o Risk of inability to assure adequate water supplies for steam and cooling because AEHI's water rights could be lost because of government action, extreme drought conditions, or competing economic demands for the water
o    Risk of Environmental Objections

o Risk of substantial changes in Governmental Regulations due to changes in national government; i.e. political risks.

NUCLEAR PROPERTY OWNERSHIP AND DEVELOPMENT IS SUBJECT TO SUBSTANTIAL ADDITIONAL RISKS OVER CONVENTIONAL DEVELOPMENT

For nuclear projects, the risk of conventional real property development is heightened because the systems for processing development Project approvals can be slow, bureaucratic, and may not be as developed or scheduled or accountable as those for more conventional projects. There can be substantial political influence asserted against development project approval without the knowledge of who is behind the opposition, and without effective accountability to the process. Nuclear projects are also subject to compliance with international safety and nuclear non-proliferation regimes.

UNFORESEEN TECHNICAL OR ENVIRONMENTAL FACTORS COULD PRECLUDE USE OF THE SITE FOR POWER GENERATION

There is a risk that in the licensing process, further investigation and analysis could discover facts that would preclude development of the Site as planned such as unknown and unfavorable geological conditions on Site or endangered species habitat.

RISK OF UNFORESEEN CHANGES IN STATE OR LOCAL LAW, OR GOVERNMENT POLICY (E.G. A BAN ON NUCLEAR OR POWER PLANT CONSTRUCTION)

Development investments always carry regulatory risk. Local governments can adopt capricious and arbitrary and expensive rules for which there is no effective appeal or remedy which can make a development impractical or unprofitable. The Project will proceed only if state and local governments issue necessary permits. Management believes these permits can be obtained, but existing laws and permit standards may change, and necessary permits may not be available. There can be political instability that causes projects in design or development to become unfeasible, or that make the local unattractive to would be purchasers. For example, local governments could place restrictive conditions on the Site in permits; impose substantial new taxes or development fees; or introduce a moratorium on buildings or developments.

DELAYS ATTRIBUTABLE TO SPECIAL INTEREST INTERVENERS IN LICENSING PROCEEDINGS

In the 1970's and 1980's, special interest groups opposed to nuclear plant construction intervened in federal and state licensing proceedings. They were sometimes joined by community groups, state and local governmental agencies. While these opponents were rarely successful on the merits, the interventions produced delays and regulatory changes that adversely affected the economics of capital-intensive nuclear construction and led to the cancellation of several projects. Management is already proactively engaged with government and interest groups in Idaho to manage this risk.

DELAYS ATTRIBUTABLE TO QUEUING AT THE NRC WITH OTHER APPLICATIONS AHEAD OF IEC IN THE LICENSING PROCESS

The NRC has had virtually no new reactor licensing activity in the last 25 years. Now there are proposals for as many as 30-35 new reactors. If these are all filed in the next 3-5 years, the NRC may be overwhelmed. Meritorious applicants may have to wait their turn, with potential adverse impacts on schedule and Project economics.

INABILITY TO RAISE EQUITY CAPITAL SUFFICIENT TO TAKE THE PROJECT THROUGH THE LICENSING PROCESS

Management estimates that that cost of obtaining licenses and permits needed for the Project will total $50 million. Delays and unforeseen technical issues could raise the cost of that process, and additional capital may be required to complete it. The additional investment and the delay would reduce investor returns even if all needed permits are eventually issued.

INABILITY TO ACQUIRE MATERIALS AND TECHNICAL AND PROFESSIONAL HELP

The NRC licensing process is highly technical, and a number of reactors will be applying for licenses in the next three years. Experienced nuclear talent has become relatively scarce in the US and AEHI may be competing with huge companies and utilities to get the talent it needs to get its reactor licensed and built. Also, the US nuclear infrastructure has declined in the last two decades and the talent pool is reduced and certain long-lead components may be expensive or difficult to obtain on schedule.

A NUCLEAR INCIDENT ANYWHERE IN THE WORLD COULD REVIVE NUCLEAR PLANT OPPONENTS

While there is a global renaissance underway for nuclear energy, its current popular support could evaporate quickly. It has been 30 years since the Three Mile Island accident and 20 years since Chernobyl. These events are gone from the memory of most citizens, but a new incident could reawaken old fears and raise public opposition. Public opposition could lead to political opposition and failure of regulatory agencies to grant necessary permits and licenses.

THE FEDERAL GOVERNMENT COULD FAIL TO FULFILL ITS OBLIGATION TO MANAGE SPENT FUEL AT YUCCA MT. OR ELSEWHERE

Virtually all nuclear plants currently store spent fuel at the reactor site. By law, all spent fuel in the US is the property of the United States government. After a number of years, it is expected that the spent fuel, will be transported by the government to the Yucca Mountain long-term geological depository, or to a reprocessing facility. If the US Government fails to fulfill its obligations, uncertainty about spent fuel management could delay start up of the plant, premature closure, or alternative plans for on-site storage.

COMPETITIVE SITES OR GENERATION SOURCES COULD OFFER ELECTRIC UTILITIES LOWER PRICES, OR REGULATORY POLICY COULD FORCE UTILITIES TO BUY POWER FROM FAVORED ALTERNATIVE ENERGY SOURCES, REGARDLESS OF THEIR ECONOMICS

Management believes that the chosen reactor design will be very competitive in a free market where its competitors are fossil- or renewable-fueled State regulators may force utilities to buy from renewable or other favored technologies, locations, or sources, regardless of cost, and to the detriment of the Project.

There are alternative sites in the region that could be developed for nuclear reactors. However, with demand for electric power growing in the west, the competition is to secure the scarce good sites, and AEHI has secured a good Site. Management believes that AEHI's proposed property is geologically and demographically well located. However, there is the possibility that other sites will be developed for nuclear or coal plants. If, there should be growth of competitive nuclear plants in the West, margins will drop for the Project. However, all the new plants that are planned will be needed to provide reliable power for the western US in the decades to come. Likewise, these competitors could be better capitalized than AEHI, which could give them a significant advantage with respect to bringing low cost low emission plants on line sooner. Competing development projects could saturate the market and thereby diminish the resale value of AEHI's land. As far as is known as of the date of this Offering, AEHI does not expect significant competition from other generation site development projects. In the future, however, AEHI will have no control over other competitive projects, if such develop.

DELAYS MAY KEEP THE PROJECT FROM QUALIFYING FOR INCENTIVES UNDER THE ENERGY POLICY ACT OF 2005

Under the Energy Policy Act of 2005, Congress has provided production tax credits, loan guarantees, and regulatory risk insurance for the first few new nuclear plants. The Project has a chance to qualify for these, but if the Project is delayed, or the schedule for other planned nuclear plants accelerates, the opportunity to get the incentives may be lost.

WEATHER INTERRUPTIONS

Activities of AEHI may be subject to periodic interruptions due to weather conditions. Weather-imposed restrictions during certain times of the year on roads accessing properties could adversely affect the ability of AEHI to develop such properties or could increase the costs of construction because of delays.

More stringent air quality restrictions, particularly relating to greenhouse gasses, could limit potential use of the Site for a coal plant

Even if circumstances prevented development of the Site for a nuclear plant, management believes it could still be used for a coal plant. However, as public concern about emissions from coal plants grows, it may be difficult to realize value from the Site with this alternative strategy.

             SPECIFIC RISKS RELATED TO IEC AND TO THE BIOFUEL INDUSTRY

RISKS RELATED TO BIOFUEL PRODUCTION AND MARKETING

COMPETITION FROM OTHER SOURCES OF FUEL MAY ADVERSELY AFFECT IEC'S ABILITY TO MARKET BIOFUEL.

Although the price of fuel has increased over the last several years and continues to rise, fuel prices per gallon remain at levels below or equal to the price of biofuel. In addition, other more cost-efficient domestic alternative fuels may be developed and displace biofuel as an environmentally-friendly alternative to petroleum-based products. If fuel prices do not continue to increase or a new fuel is developed to compete with biofuel, it may be difficult to market biofuel, which could result in the loss of revenues.

IEC'S BUSINESS IN BIOFUELS WILL BE SENSITIVE TO FEEDSTOCK PRICES, WHICH COULD INCREASE PRODUCTION COSTS AND DECREASE REVENUES.

The principal raw materials used in the production of biofuel are commodities that are subject to substantial price variations due to factors beyond our control. Commodity prices are determined from minute to minute based on supply and demand and can be highly volatile. As more producers enter the biofuel business, competition for available feedstock supplies is expected to increase. There can be no assurances that our hedging activities will effectively insulate us from future commodity price volatility or that the value of the feedstock we use will not exceed the value of the electricity we generate. In the event that we are unable to pass increases in the price of raw materials to our customers, our operating results will suffer. We cannot predict the future price of our biofuel feedstock and any material price increases will adversely affect IEC's operating performance.

RELIANCE UPON THIRD-PARTIES FOR RAW MATERIAL SUPPLY MAY HINDER IEC'S ABILITY TO PROFITABLY PRODUCE BIOFUEL.

In addition to being dependent upon the availability and price of feedstock supply, IEC will be dependent on relationships with third parties, including feedstock suppliers. Momentum must be successful in establishing feedstock agreements with third parties. Assuming that IEC can formalize feedstock purchase contracts, those suppliers could still interrupt IEC's supply by not meeting their obligations under the contracts. If, because of market conditions, IEC is forced into a competitive environment for procurement of raw soy oil, animal fats and other feedstock or IEC is unable to obtain adequate quantities of feedstock at economical prices, IEC's business model could be unsustainable resulting in a significant reduction in the results of operations. .

AUTOMOBILE MANUFACTURERS AND OTHER INDUSTRY GROUPS HAVE EXPRESSED RESERVATIONS REGARDING THE USE OF BIOFUEL, WHICH COULD AFFECT IEC'S ABILITY TO MARKET ITS BIOFUEL.

Because it is a relatively new product, the research of biofuel use in automobiles and its effect on the environment is ongoing. Some industry groups and standards, including the World Wide Fuel Charter, have recommended that blends of no more than 5% biofuel be used for automobile fuel due to concerns about fuel quality, engine performance problems and possible detrimental effects of biodiesel on rubber components and other parts of the engine. Although some manufacturers have encouraged the use of biodiesel fuel in their vehicles, cautionary pronouncements by others may affect IEC's ability to market its product. In addition, studies have shown that nitrogen oxide emissions from pure biodiesel increase by 10%. Nitrogen oxide is the chief contributor to ozone or smog. New engine technology is available and is being implemented to eliminate this problem. However, these emissions may decrease the appeal of our product to environmental groups and agencies who have been historic supporters of the biofuel industry.

          RISKS RELATED TO BIOFUEL REGULATION AND GOVERNMENTAL ACTION

The biofuels industry relies on federal legislation to create demand for the biofuels product, which creates an artificial market. If the federal government ceases to provide incentives for biofuels products, the demand for biodiesel products will decline.

Much of the existing demand for biofuels is a result of the need of certain entities to comply with the requirements of the Energy Policy Act of 1992 (and amendments thereto) and clean air regulations promulgated by the EPA. We can give no assurances that these rules and regulations will continue to remain in effect throughout the lifetime of IEC. If these rules and regulations were repealed, the incentive for a substantial portion of IEC's targeted customer base to purchase biofuel would be eliminated, having a materially adverse effect on the profitability of IEC.

The biofuel industry is subject to federal, state, and local government regulations, including those relating to the certification of manufacturing and product, taxes on fuel, as well as transportation, emissions, environmental, building, and zoning requirements. Also, we will be subject to laws governing our relationships with employees, such as minimum wage requirements, overtime, working conditions, and work permit requirements (including the Immigration and Nationality Act of 1990, which requires employers to ask employees to present certain original documents to establish their identity and employment eligibility and to verify on INS Form I-9 that they are eligible to be employed in the U.S.). The failure to comply with such laws, obtain or retain certification, permit or license approvals, or an increase in the minimum wage rate, employee benefit costs, or other costs associated with employees could have an adverse affect upon IEC.

                        RISK FACTORS RELATING TO COMPANY

HIGHLY SPECULATIVE NATURE OF INVESTMENT

Due to the highly speculative nature of AEHI's business, Investors should not invest unless they can financially bear the loss of their entire investment. Investment should, therefore, be limited to that portion of discretionary funds not needed for normal living purposes or for reserves for disability and retirement.

REPORTING INFORMATION

AEHI is filing this Form 10 Registration to become subject to the reporting requirements under the Securities and Exchange Act of 1934. As a result, Shareholders will have ready access to the information required to be reported by publicly held companies under the Securities and Exchange Act and the regulations thereunder. AEHI intends to provide its shareholders with quarterly reports containing financial information prepared in accordance with generally accepted accounting principles (unaudited).

LONG TERM NATURE OF INVESTMENT

An investment in the shares may be long term and illiquid. A limited market exists for the Shares. Accordingly, purchasers of shares must be willing and able to bear the economic risk of their investment for an indefinite period of time. It is likely that investors will not be able to liquidate their investment in the event of an emergency.

LIMITED LIQUIDITY CASH FLOWS AND CAPITAL RESOURCES

AEHI has minimum liquid assets at September 30, 2008, and will be reliant upon stock offerings to fund any kind of nuclear operations. The only capital resources of the AEHI are its common stock.

The monies raised by any private offering may not be sufficient for the continued proposed operations of AEHI. There is no assurance that additional monies or financing will be available in the future or, if available, will be at terms favorable to AEHI. (See "Business Summary")

AEHI may borrow money to finance its future operations, although it does not currently contemplate doing so. Any such borrowing will increase the risk of loss to the investor in the event that AEHI is unsuccessful in repaying such loans.

AEHI has achieved no cash flows to date, and management foresees limited cash flows until any property it permits and acquires is sold, leased, or the asset is merged into an entity that will finance, own and operate reactors at the Site.

AEHI IS A HOLDING COMPANY, AND THERE ARE LIMITATIONS ON ITS ABILITY TO RECEIVE DISTRIBUTIONS FROM ITS SUBSIDIARIES. We conduct all of our operations through subsidiaries and are dependent upon dividends or other intercompany transfers of funds from our subsidiaries to meet our obligations. Moreover, some of our subsidiaries are currently, or are expected in the future to be, limited in their ability to pay dividends or make distributions to us by the terms of their financing agreements.

            RISK FACTORS RELATED TO PROPOSED INTERNATIONAL OPERATIONS

THE PROPOSED INTERNATIONAL OPERATIONS OF IRI WILL SUBJECT US TO MATERIAL RISKS THAT OUR DOMESTIC BUSINESS DOES NOT.

The proposed international operations of IRI will subject us to a number of risks, including the following:

     o maintaining compliance with complex and unfamiliar foreign laws and regulations;

     o maintaining compliance with U.S. laws applicable to the operation of foreign subsidiaries, most particularly the Foreign Corrupt Practices Act which, in some countries in which we do or may seek to do business, may prohibit activities by our foreign subsidiaries that are accepted and legal practices in those countries;

     o    difficulties and costs of staffing and managing foreign operations;

     o    difficulties  in  enforcing  agreements  and  collecting   receivables
          through foreign legal systems and other relevant legal issues, including fewer legal protections for intellectual property;

     o fluctuations in foreign economies and in the value of foreign currencies and interest rates; and

     o general economic and political conditions in the countries in which we operate.

Problems or negative developments in any of these areas could adversely impact IRI's business, financial condition or results of operations. Furthermore, the integration of our non-U.S. businesses may require additional licenses or approvals from the U.S. government or other non-U.S. jurisdictions, which could result in delays or constraints on our integration plans.

FLUCTUATIONS IN CURRENCY EXCHANGE RATES COULD MATERIALLY AND ADVERSELY IMPACT IRI'S FINANCIAL RESULTS. Because AEHI's financial statements are presented in U.S. dollars, AEHI will be required to translate revenues, income and expenses, as well as assets and liabilities, into U.S. dollars at exchange rates in effect during or at the end of each reporting period if we are able to successfully carry out IRI's plans for international operations. Therefore, increases or decreases in the value of the U.S. dollar against these other currencies will affect our net operating revenues, our operating income and the value of balance sheet items denominated in foreign currencies, even if those values have not changed in the original currencies. In the future, if IRI is successful in carrying out its international operational plans, AEHI may implement additional currency hedges intended to reduce our exposure to changes in foreign currency exchange rates; however, hedging strategies may not be successful. As a result, fluctuations in foreign currency exchange rates, could materially and adversely affect IRI's business, financial condition, results of operations and cash flows.

                      RISK FACTORS RELATED TO COMMON STOCK


THERE ARE LIMITED TRADING MARKETS FOR AEHI'S COMMON STOCK, THEREBY LIMITING A SHAREHOLDERS' OPPORTUNITY TO SELL SUCH COMMON STOCK.

Currently, only a limited trading market exists for AEHI's common stock. The common stock trades on the "Pink Sheets" under the symbol "AEHI" The Pink Sheets are a limited market and subject to substantial restrictions and limitations in comparison to the NASDAQ system. Any broker/dealer that makes a market in the Company's stock or other person that buys or sells AEHI stock could have a significant influence over its price at any given time. AEHI cannot assure its shareholders that a greater market for AEHI's common stock will be sustained. There is no assurance that AEHI's common stock will have any greater liquidity than shares that do not trade on a public market. A shareholder may be required to retain their shares for an indefinite period of time, and may not be able to liquidate their shares in the event of an emergency or for any other reasons.

THE REGULATION OF PENNY STOCKS BY SEC AND FINRA MAY DISCOURAGE THE TRADABILITY OF AEHI'S SECURITIES.

AEHI is a "penny stock" company. AEHI securities currently trade on the Pink Sheets and will be subject to a Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors. For purposes of the rule, the phrase "accredited investors" means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse's income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Effectively, this discourages broker-dealers from executing trades in penny stocks. Consequently, the rule will affect the ability of purchasers in this offering to sell their securities in any market that might develop therefore because it imposes additional regulatory burdens on penny stock transactions.

In addition, the Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks". Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities and Exchange Act of 1934, as amended. Because AEHI securities constitute "penny stocks" within the meaning of the rules, the rules would apply to AEHI and to AEHI securities. The rules will further affect the ability of owners of shares to sell AEHI securities in any market that might develop for them because it imposes additional regulatory burdens on penny stock transactions.

Shareholders should be aware that, according to Securities and Exchange Commission, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) "boiler room" practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired consequent investor losses. AEHI management is aware of the abuses that have occurred historically in the penny stock market. Although AEHI does not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to AEHI securities.

THE COMPANY WILL PAY NO FORESEEABLE DIVIDENDS IN THE FUTURE.

AEHI has not paid dividends on its common stock and do not ever anticipate paying such dividends in the foreseeable future.

RULE 144 SALES IN THE FUTURE MAY HAVE A DEPRESSIVE EFFECT ON AEHI STOCK PRICE.

All of the outstanding shares of common stock are held by AEHI present officers, directors, and affiliate stockholders as "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended. As restricted Shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. AEHI is registering all of its outstanding shares so officers, directors and affiliates will be able to sell their shares if this Registration Statement becomes effective. Rule 144 provides in essence that a person who has held restricted securities for six months may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1.0% of a company's outstanding common stock or the average weekly trading volume during the four calendar weeks prior to the sale. There is no limit on the amount of restricted securities that may be sold by a non-affiliate after the owner has held the restricted securities for a period of two years. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to subsequent registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

AEHI INVESTORS MAY SUFFER FUTURE DILUTION DUE TO ISSUANCES OF SHARES FOR VARIOUS CONSIDERATIONS IN THE FUTURE.

There may be substantial dilution to AEHI shareholders as a result of future decisions of the Board to issue shares without shareholder approval for cash, services, or acquisitions.

AEHI STOCK WILL IN ALL LIKELIHOOD BE THINLY TRADED AND AS A RESULT AN INVESTOR MAY BE UNABLE TO SELL AT OR NEAR ASK PRICES OR AT ALL IF THE INVESTOR NEEDS TO LIQUIDATE SHARES.

The shares of AEHI's common stock is thinly-traded in the Pink Sheets, meaning that the number of persons interested in purchasing AEHI common shares at or near ask prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that AEHI is a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if AEHI came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven, early stage company such as AEHI or purchase or recommend the purchase of any of AEHI's securities until such time as AEHI becomes more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in AEHI securities is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on securities price. AEHI cannot give you any assurance that a broader or more active public trading market for AEHI common securities will develop or be sustained, or that any trading levels will be sustained. Due to these conditions, AEHI can give investors no assurance that they will be able to sell their shares at or near ask prices or at all if the investor needs money or otherwise desires to liquidate the securities of AEHI.

AEHI COMMON STOCK MAY BE VOLATILE, WHICH SUBSTANTIALLY INCREASES THE RISK THAT THE INVESTOR MAY NOT BE ABLE TO SELL THEIR SECURITIES AT OR ABOVE THE PRICE THAT THE INVESTOR PAID FOR THE SECURITY.

Because of the limited trading market for AEHI's common stock and because of the possible price volatility, the investor may not be able to sell its shares of common stock when the investor desires to do so. The inability to sell the investors securities in a rapidly declining market may substantially increase the risk of loss because of such illiquidity and because the price for AEHI shares may suffer greater declines because of AEHI's price volatility.

The price of AEHI's common stock that will prevail in the market may be higher or lower than the price the investor may pay. Certain factors, some of which are beyond AEHI's control, that may cause AEHI's share price to fluctuate significantly include, but are not limited to the following:

     o    Variations in AEHI's quarterly operating results;

     o Loss of a key relationship or failure to complete significant transactions;

     o    Additions or departures of key personnel; and

     o    Fluctuations in stock market price and volume.

Additionally, in recent years the stock market in general, and the over-the-counter markets in particular, have experienced extreme price and volume fluctuations. In some cases, these fluctuations are unrelated or disproportionate to the operating performance of the underlying company. These market and industry factors may materially and adversely affect AEHI stock price, regardless of its operating performance. In the past, class action litigation often has been brought against companies following periods of volatility in the market price of those companies common stock. If AEHI becomes involved in this type of litigation in the future, it could result in substantial costs and diversion of management attention and resources, which could have a further negative effect on the investors investment in AEHI stock.

ITEM 2.  FINANCIAL INFORMATION

The following discussion is intended to provide an analysis of AEHI's financial condition and should be read in conjunction with AEHI financial statements and the notes thereto set forth herein. The matters discussed in these sections that are not historical or current facts deal with potential future circumstances and developments. AEHI actual results could differ materially from the results discussed in the forward-looking statements. Factors that could cause or contribute to such differences include those discussed below.

OVERVIEW

AEHI is in the business of serving the electric power generation industry by acquiring and developing nuclear plant sites and obtaining licenses for their construction and operation through its operating subsidiaries. The AEHI management has experience in the nuclear industry, power generation, and facility development. AEHI formed Idaho Energy Complex Corporation and Reactor Land Development, LLC was formed as its wholly-owned subsidiary to manage and finance its business plan to develop a proposed site in Idaho for a reactor. The LLC began operations in September 2007, with the purpose of acquiring land and water rights, permits and licenses, development, rights and such other property and services necessary to develop an energy complex in Idaho including one or more nuclear reactors (hereafter "the Project").

PLAN OF OPERATIONS

AEHI estimates that the total cost of the Project will be approximately $65 million. The initial $65 million is planned to be raised via the Reactor Land Development private placement that will convert to approximately 10% ownership in the first reactor unit in the form of common stock. Any shortfall will have to be funded through such things as debt financing, cost-sharing by contractors and suppliers, or other private placement offerings.

While the success of the Project does not depend on financial assistance from the government, management believes that through the 2005 Energy Policy Act, the Project may be eligible for an 80% federal loan guarantee for the construction of new nuclear facilities, and an applicable federal tax credit of $1 billion over eight years that should be sufficient to cover all operating expenses during that timeframe. Furthermore, the excess heat from this plant will be used to produce bio-fuels from local crops and agricultural waste.

The intended use of the funds for the LLC project is approximately 8% of the total shown below.

      --------------------------------------------- -----------------
                                                               $M
      --------------------------------------------- -----------------
        PAYMENT TO OWNER FOR SITE LAND                         15
      --------------------------------------------- -----------------
        PAYMENT FOR COLA  PLUS 10% PRICE
         ESCALATION DUE TO DELAYS                              37
      --------------------------------------------- -----------------
        PAYMENTS FOR THIRD PARTY PROJECT
         MANAGEMENT AND G&A                                     7
      --------------------------------------------- -----------------
        ADDITIONAL WATER RIGHTS                                 6
      --------------------------------------------- -----------------
                                             TOTAL            $65M
      --------------------------------------------- -----------------

AEHI intends to borrow monies or obtain financing if the Reactor Land Development private placement does not raise the entire $65 million listed above.

AEHI may adjust the budget categories in the execution of its permitting and development plans. None of the line items is to be considered fixed or unchangeable.

AEHI anticipates using the funds raised in the Offering to pay listed categories as set forth. AEHI will have complete discretionary control over the actual utilization of said funds.

Although AEHI reserves the right to reallocate the funds according to field experience, AEHI believes that the net proceeds from the planned Offering will be sufficient to fund its initial capital requirements for the next year for operations. The foregoing assumes the Offering will be fully subscribed, but there can be no assurance AEHI will not require additional funds if unforeseen issues arise. Any additional required funds over the maximum Offering amount will need to be financed as a loan. The availability and terms of any future financing will depend on market and other conditions. The amount of proceeds and uses are based upon the projections by Management, which may also change according to unforeseen future events and market changes. There are no commitments for loans as of this date.

PROJECT ECONOMICS

AEHI believes that if it is able to raise 65 million dollars, it may develop a site licensed for construction of the advanced reactor by the end of 2012. AEHI believes that by acquiring and permitting the proposed site now, its ability to offer a Site and an NRC license 3 to 4 years sooner than might otherwise be achievable, will offer additional value to the Idaho site due to earlier power generation/revenue potential of the site.

RESULTS OF OPERATIONS FOR YEAR ENDED DECEMBER 31, 2007 COMPARED TO THE YEAR ENDED DECEMBER 31, 2006

During the years ended December 31, 2007 and 2006, we did not recognize any revenues from its operational activities.

During the year ended December 31, 2007, we incurred operating expenses of $4,411,648 compared to $1,395,456 during the year ended December 31, 2006. The increase of $3,016,192 was a result of an increase in the operational activities of the Company over the prior year. During the year ended December 31, 2007, we incurred the following increases in our operational expenses over the prior year.


                              DECEMBER 31,       DECEMBER 31,       INCREASE OR
                                 2006                2007            (DECREASE)
                              ------------      -------------      ------------

Consulting services              $90,000           $637,297         $547,297
Marketing services                $1,145           $103,875         $102,730
Public relations                  $5,925           $735,416         $729,491
Legal fees                       $11,200           $115,637         $104,437
Reactor Land Development,
LLC Expenses                       $-0-          $2,000,157       $2,000,157


During the year ended December 31, 2007, we recognized a net loss of $3,394,200 compared to a net loss of $1,394,711 in the year ended December 31, 2006. The increase of $1,999,489 in net losses was a result of the $3,016,192 increase in operational expenses offset by the $1,000,000 non-controlling interest of the Reactor Land Development, LLC ownership. The Company's basic and diluted loss per share was $0.10 in 2007 versus a basic and diluted loss per share of $0.06 in 2006.

RESULTS OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2008 COMPARED TO THE SIX MONTHS ENDED JUNE 30, 2007

During the six months ended June 30, 2008 and 2007, we did not recognize any revenues from our operational activities.

During the six months ended June 30, 2008, we incurred operational expenses of $2,869,796 compared to $991,408 during the six months ended June 30, 2007. The increase of $1,878,388 was a result of an increase of $1,273,131 in the expenses related to shares of common stock issued for services.

During the six months ended June 30, 2008, we recognized a net loss of $2,861,157 compared to a net loss of $985,915. The increase of $1,875,242 was a result of the $1,878,388 increase in operational expenses discussed in the previous paragraph. During the six months ended June 30, 2008 and 2007, the Company has net loss per share of $0.05.

RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED JUNE 30, 2008 COMPARED TO THE THREE MONTHS ENDED JUNE 30, 2007

During the three months ended June 30, 2008 and 2007, we did not recognize any revenues from our operations.

During the three months ended June 30, 2008, we incurred operational expenses of $2,212,174 compared to $304,643 during the three months ended June 30, 2007. The increase of $1,907,531 is a result of the $1,581,722 increase in the expenses related to shares of our common stock issued for services.

During the three months ended June 30, 2008, we recognized a net loss of $2,209,515 compared to $301,917 during the three months ended June 30, 2007. The increase of $1,907,598 was a result of the increase in operational expenses of $1,907,531, as discussed in the previous paragraph. During the three months ended June 30, 2008 and 2007, we had a net loss per share of $0.04 and $0.01, respectively.

LIQUIDITY AND CAPITAL RESOURCES

From the Company's inception through June 30, 2008, AEHI has funded its operations primarily from the following sources:

     o    Equity proceeds through private placements of AEHI securities;

     o    Revenue generated from operations;

     o    Loans and lines of credit; and

     o    Sales of equity investments.

Cash flow from operations has not historically been sufficient to sustain AEHI operations without the above additional sources of capital. As of June 30, 2008, the Company had cash and cash equivalents of $421,757.

At June 30, 2008, we had total current assets of $489,757, consisting of cash and cash equivalents of $421,757, deposits of $58,000 and amounts due from related parties of $10,000. At June 30, 2008, we had total current liabilities of $14,603, consisting solely of Accounts Payable.

GOING CONCERN

Our independent registered public accounting firm has stated in their report that the Company has recurring operating losses and had negative cash flows from operations for each of the years ended December 31, 2007 and 2006, and had an accumulated deficit in the development stage of $4,889,603 at December 31, 2007. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern.

NEED FOR ADDITIONAL FINANCING

AEHI has limited funds and such funds will not be adequate to carry out the business plan without borrowing significant funds. The ultimate success of AEHI may depend upon its ability to raise additional capital. AEHI has not investigated the availability, source, or terms that might govern the acquisition of additional capital and will not do so until it determines a need for additional financing. If additional capital is needed, there is no assurance that funds will be available from any source or, if available, that they can be obtained on terms acceptable to AEHI. If not available, AEHI's operations will be limited to those that can be financed with its modest capital, and it could fail.

FOR THE YEAR ENDED  DECEMBER  31, 2007  COMPARED TO THE YEAR ENDED  DECEMBER 31,
2006

During the year ended December 31, 2007, we recognized net losses of $3,394,200, which were adjusted by $1,687,111 in expenses for services paid for by common stock and a $1,000,000 loss from our variable interest entity. During the year ended December 31, 2006, there was a $55,000 increase in deposits, a $1,115 decrease in amounts due from related parties and a $33,066 increase in accounts payable. During the year ended December 31, 2007, net cash used in operations was $2,727,908.

During the year ended December 31, 2006, we recognized a net loss of $1,394,711, which was adjusted by $1,318,749 in expenses for service paid with shares of our common stock. During the year ended December 31, 2006, there was a $21,943 decrease in amounts due from related parties. During the year ended December 31, 2006, net cash used in operations was $54,019.

During the years ended December 31, 2007 and 2006, we did not receive or use cash in our investing activities.

During the year ended December 31, 2007, we received $2,743,317 from financing activities. During the year ended December 31, 2007, we received $1,749,359 cash from the sale of 8,433,536 shares of our common stock. During the year ended December 31, 2007, we paid back $6,042 to related parties.

During the year ended December 31, 2006, we received $308,041 from financing activities. During the year ended December 31, 2006, we received $321,999 cash from the sale of 1,964,000 shares of common stock. During the year ended December 31, 2006, we purchased 400,000 shares of our common stock for $20,000. These shares have been accounted for as treasury shares.

Reactor Land Development, LLC was formed for the purpose of developing and managing an energy complex. Alternate Energy Holdings, Inc. invested $1,000,000 which represents approximately 50% of Reactor Land Development, LLC's capital structure as of December 31, 2007. Furthermore, the daily operating decisions of Reactor Land Development, LLC are made by the members of Alternate Energy Holdings, Inc.'s management. Under FASB Interpretation No. 46, Reactor Land Development, LLC is deemed a variable Interest Entity to Alternate Energy Holding, Inc. and as such Reactor Land Development, LLC's financial information has been consolidated with Alternate Energy Holdings, Inc. The consolidated financial statements includes the full operating activities of Reactor Land Development, LLC, with amounts allocated to Reactor Land Development, LLC disclosed under "Non-Controlling Interest in Variable Interest Entity" in the accompanying consolidated income statement. Assets and liabilities of Reactor Land Development, LLC were $0 and $0, respectively, at December 31, 2007.

FOR THE SIX MONTHS ENDED JUNE 30, 2008 COMPARED TO THE SIX MONTHS ENDED JUNE 30, 2007

During the six months ended June 30, 2008, we recognized a net loss of $2,861,157, which was adjusted by $2,050,771 in expenses connected to the issuance of shares of common stock for services. During the six months ended June 30, 2008, we incurred a $3,000 increase in deposits, a $10,000 increase in amounts due from related parties and an $18,463 decrease in accounts payable. During the six months ended June 30, 2008, we used $841,849 in operating activities.

During the six months ended June 30, 2007, we recognized a net loss of $985,915, which was adjusted by $777,640 in expenses connected to the issuance of shares of common stock for services. During the six months ended June 30, 2007, we incurred an increase of $15,800 in accounts payable. During the six months ended June 30, 2007, we used $192,475 in operating activities.

During the six months ended June 30, 2008 and 2007, we did not use or receive funds in connection with our investing activities.

During the six months ended June 30, 2008, we received $994,175 from our financing activities. During the six months ended June 30, 2008 we sold 9,941,750 shares of our common stock in exchange for cash of $994,175 to be used to support our operations.

During the six months ended June 30, 2007, we received $151,350 from our financing activities. During the six months ended June 30, 2007, we received $2,100 in advances from related parties. During the six months ended June 30, 2007, we issued 499,000 shares of our common stock in exchange for cash of $149,250, which was used to support ongoing operations.

CRITICAL ACCOUNTING POLICIES

AEHI has identified the policies below as critical to AEHI business operations and the understanding of AEHI results from operations. The impact and any associated risks related to these policies on the Company's business operations is discussed throughout Management's Discussion and Analysis of Financial Conditions and Results of Operations where such policies affect AEHI reported and expected financial results. For a detailed discussion on the application of these and other accounting policies, see Note 1 in the Notes to the Consolidated

Financial Statements beginning on page F-8 of this document. Note that the Company's preparation of this document requires AEHI to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of AEHI financial statements, and the reported amounts of revenue and expenses during the reporting period. There can be no assurance that actual results will not differ from those estimates.

REVENUE RECOGNITION

AEHI follows very specific and detailed guidelines in measuring revenue; however, certain judgments may affect the application of AEHI revenue policy. Revenue results are difficult to predict, and any shortfall in revenue or delay in recognizing revenue could cause AEHI operating results to vary significantly from quarter to quarter and could result in future operating losses.

REVENUES FROM BUSINESS DEVELOPMENT SERVICES

Revenue from AEHI business development services may be derived from time and materials contracts and is recognized as the work is completed. Revenue recognition for time and materials contracts is not significantly impacted by judgments and estimates. Within the business development division a small amount of the work is performed based on fixed price agreements. When this occurs the projects are generally of a short duration and revenue is recognized when the project is completed.

RESERVES FOR BAD DEBT

AEHI's policy on reserves for bad debt determines the timing and recognition of expenses. The Company follows guidelines that reserve based off of historical and account specific trends; however, certain judgments affect the application of AEHI bad debt reserve policy. AEHI receivables are recorded net of an allowance for doubtful accounts which requires management to estimate amounts due which may not be collected. This estimate requires consideration of general economic conditions, overall historical trends related to the Company's collection of receivables, customer specific payment history, and customer specific factors affecting their ability to pay amounts due. Management routinely assesses and revises its estimate of the allowance for doubtful accounts. As June 30, 2008 there were no trade accounts receivable, therefore there is no provision for bad debt as of this date.

GOODWILL AND INTANGIBLE ASSETS

None: Not applicable.

RECENT ACCOUNTING PRONOUNCEMENTS

In May 2008, the FASB issued FASB Staff Position (FSP) No. APB 14-1 "Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)" (FSP APB 14-1). FSP APB 14-1 requires the issuer of certain convertible debt instruments that may be settled in cash (or other assets) on conversion to separately account for the liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer's non-convertible debt borrowing rate. FSP APB 14-1 is effective for fiscal years beginning after December 15, 2008 on a retroactive basis and will be adopted by the Company in the first quarter of fiscal 2009. The Company does not expect the adoption of FSP APB 14-1 to have a material effect on its results of operations and financial condition.

In April 2008, the FASB issued FASB Staff Position (FSP) FAS 142-3, "Determination of the Useful Life of Intangible Assets." This FSP amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under FASB Statement No. 142, "Goodwill and Other Intangible Assets." The intent of this FSP is to improve the consistency between the useful life of a recognized intangible asset under Statement 142 and the period of expected cash flows used to measure the fair value of the asset under FASB Statement No. 141 (Revised
2007), "Business Combinations," and other U.S. generally accepted accounting principles (GAAP). This FSP is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. The Company does not expect the adoption of FAS 142-3 to have a material effect on its results of operations and financial condition.

In March 2008, the FASB issued Statement No. 161, "Disclosures about Derivative Instruments and Hedging Activities--an amendment of FASB Statement No. 133" (SFAS 161). The Statement requires companies to provide enhanced disclosures regarding derivative instruments and hedging activities. It requires companies to better convey the purpose of derivative use in terms of the risks that such company is intending to manage. Disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under SFAS No. 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect a company's financial position, financial performance, and cash flows are required. This Statement retains the same scope as SFAS No. 133 and is effective for fiscal years and interim periods beginning after November 15, 2008, or January 1, 2009 for the Company. The Company does not expect the adoption of SFAS 161 to have a material effect on its results of operations and financial condition.

In February 2008, FASB Staff Position (FSP) FAS No. 157-2, "Effective Date of FASB Statement No. 157" (FSP No. 157-2) was issued. FSP No. 157-2 defers the effective date of SFAS No. 157 to fiscal years beginning after December 15, 2008, and interim periods within those fiscal years, for all nonfinancial assets and liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). Examples of items within the scope of FSP No. 157-2 are nonfinancial assets and nonfinancial liabilities initially measured at fair value in a business combination (but not measured at fair value in subsequent periods), and long-lived assets, such as property, plant and equipment and intangible assets measured at fair value for an impairment assessment under SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." The partial adoption of SFAS No. 157 on January 1, 2008 with respect to financial assets and financial liabilities recognized or disclosed at fair value in the financial statements on a recurring basis did not have a material effect on the Company's consolidated financial statements. The Company is currently assessing the impact, if any, of SFAS No. 157 relating to its planned January 1, 2009 adoption of the remainder of the standard.

In December 2007, the FASB issued SFAS No. 141, "Business Combinations" (revised
2007) (SFAS 141-R), which provides greater consistency in the accounting and financial reporting of business combinations. It requires the acquiring entity in a business combination to recognize all assets acquired and liabilities assumed in the transaction, establishes the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed, and requires the acquirer to disclose the nature and financial effect of the business combination. SFAS 141-R is effective for acquisitions in fiscal years beginning after December 15, 2008, or January 1, 2009 for the Company. The Company does not expect the adoption of SFAS 141 to have a material effect on its results of operations and financial condition.

In December 2007, the FASB issued SFAS No. 160, "Noncontrolling Interests in Consolidated Financial Statements" (SFAS 160). This Statement amends Accounting Research Bulletin No. 51, "Consolidated Financial Statements," to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. SFAS 160 is effective for fiscal years beginning after December 15, 2008, or January 1, 2009 for the Company. The Company is currently assessing the impact, if any, the adoption will have on its financial position and results of operations.

On February 15, 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities, including an amendment of FASB Statement No. 115" (SFAS 159). Under this standard, the Company may elect to report financial instruments and certain other items at fair value on an investment-by-investment basis with changes in value reported in earnings. This election is irrevocable. SFAS 159 provides an opportunity to mitigate volatility in reported earnings that is caused by measuring hedged assets and liabilities that were previously required to use a different accounting method than the related hedging contracts when the complex provisions of SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," hedge accounting are not met. SFAS 159 is effective for years beginning after November 15, 2007. Early adoption within 120 days of the beginning of the Company's 2007 fiscal year is permissible, provided the Company has not yet issued interim financial statements for 2007 and has adopted SFAS 157, "Fair Value Measurements" (SFAS
157). Adoption of this standard did not have a material effect on its consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" (SFAS No. 157), which clarifies the definition of fair value whenever another standard requires or permits assets or liabilities to be measured at fair value. Specifically, the standard clarifies that fair value should be based on the assumptions market participants would use when pricing the asset or liability, and establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. SFAS No. 157 does not expand the use of fair value to any new circumstances, and must be applied on a prospective basis except in certain cases. The standard also requires expanded financial statement disclosures about fair value measurements, including disclosure of the methods used and the effect on earnings.

                    QUANTITATIVE AND QUALITATIVE DISCLOSURES
                                ABOUT MARKET RISK

AEHI's operations do not employ financial instruments or derivatives which are market sensitive.

If successful in completing proposed international agreements, AEHI, through IRI, will generate revenues and incur expenses and liabilities in both U.S. Dollars and foreign currencies. AEHI has not entered into agreements or purchased instruments to hedge its exchange rate risks, although it may do so in the future. If IRI is successful in entering into international markets, results of operations and financial condition may be negatively affected by changes in the values of currencies.

ITEM 3.  PROPERTIES

AEHI operations are principally located at 911 E. Winding Creek Dr., Suite 150, Eagle, Idaho 83616. AEHI pays monthly rent or fees for the use of this office and related facilities of $1,735.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The following table sets forth information with respect to the beneficial ownership of AEHI outstanding common stock by:

     o each person who is known by AEHI to be the beneficial owner of five percent (5%) or more of AEHI common stock;

     o AEHI chief executive officer, its other executive officers, and each director as identified in the "Management -- Executive Compensation" section; and

     o    all of the Company's directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock and options, warrants and convertible securities that are currently exercisable or convertible within 60 days of the date of this document into shares of AEHI common stock are deemed to be outstanding and to be beneficially owned by the person holding the options, warrants or convertible securities for the purpose of computing the percentage ownership of the person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

The information below is based on the number of shares of AEHI common stock that AEHI believes was beneficially owned by each person or entity as of September 30, 2008.

                                        NUMBER OF SHARES OF
        NAME AND ADDRESS OF                 COMMON STOCK       PERCENT OF CLASS
        BENEFICIAL OWNER (1)             BENEFICIALLY OWNED   BENEFICIALLY OWNED
--------------------------------------  -------------------  ------------------

Donald Gillispie, President, CEO,
COO & Director                               22,300,000(2)           30.42%

Gregory E. Kane, Vice President
& Director                                    1,000,000               1.34%

John Franz, Vice President & Director         1,000,000               1.34%

Rick J. Bucci, Chief Financial Officer        3,000,000               4.038%

Jennifer Ransom,  Vice President of
Administration & Secretary                    4,500,000               6.057%

Leon Eliason, Director                        1,000,000               1.34%

James M. Taylor, Director                     1,000,000               1.34%

Kenneth A. Strahm, Sr., Director              1,000,000               1.34%

Ralph Beedle, Director                        1,000,000               1.34%

Taylor Gillispie (3)                          4,149,000               5.585%
3440 Union Church Road
Thaxton, VA  24174

All directors and executive
officers as a group (nine persons)            35,800,000             48.555%

(1) Except as noted above the business address for all listed individuals or entities is 911 E. Winding Creek Dr., Suite 150, Eagle, ID 83616.

(2) 13,500,000 Shares held individually; 8,800,000 held jointly with spouse

(3) Daughter of Donald Gillispie

Rule 13d-3 under the Securities Exchange Act of 1934 governs the determination of beneficial ownership of securities. That rule provides that a beneficial owner of a security includes any person who directly or indirectly has or shares voting power and/or investment power with respect to such security. Rule 13d-3 also provides that a beneficial owner of a security includes any person who has the right to acquire beneficial ownership of such security within sixty days, including through the exercise of any option, warrant or conversion of a security. Any securities not outstanding which are subject to such options, warrants or conversion privileges are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person. Those securities are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person. Included in this table are only those derivative securities with exercise prices that AEHI believes have a reasonable likelihood of being "in the money" within the next sixty days.

ITEM 5.  DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information as to persons who currently serve as AEHI directors or executive officers, including their ages as of September 30, 2008.

NAME                      AGE   POSITION
----------------------    ---   ----------------------------------------------
Donald Gillispie           64   President, CEO, COO and Director
Gregory E. Kane            65   Vice President and Director
John Franz                 70   Vice President and Director
Rick J. Bucci              41   Chief Financial Officer
Jennifer Ransom            34   Vice President of Administration and Secretary
Leon Eliason               68   Director
James M. Taylor            73   Director
Kenneth A. Strahm, Sr.     71   Director
Ralph Beedle               68   Director

AEHI officers are elected by the board of directors at the first meeting after each annual meeting of AEHI shareholders and hold office until their successors are duly elected and qualified under AEHI bylaws.

The directors named above will serve until the next annual meeting of AEHI's stockholders. Thereafter, directors will be elected for one-year terms at the annual stockholders' meeting. Officers will hold their positions at the pleasure of the board of directors absent any employment agreement. There is no arrangement or understanding between the directors and officers of AEHI and any other person pursuant to which any director or officer was or is to be selected as a director or officer.

The directors of AEHI will devote part-time (up to 10 hours weekly) to AEHI's affairs and the officers will devote full-time (up to 50 hours weekly) to AEHI.

BIOGRAPHICAL INFORMATION

Management will devote part-time (Directors) and full time (Officers) to the operations of the Company, and any time spent will be devoted to screening and assessing and, if warranted, negotiating to acquire business opportunities.

DONALD GILLISPIE, PRESIDENT, CEO, COO AND DIRECTOR

A past nuclear utility senior executive and current AEHI Chairman, has served as President and CEO of AEHI since inception. Mr. Gillispie has been the owner of Grace Glens Consulting since 2002, a technical management consulting company, which advises senior utility executives on managing commercial nuclear power companies, and other non-nuclear organizations. Mr. Gillispie helped start up a technical management consulting business, INPO, in Atlanta, GA and a nuclear operating company, NMC, in Hudson, WI which operated six nuclear power plants with 5,000 employees. Mr. Gillispie served as a director for Boston Edison. Mr. Gillispie has a Bachelor of Science in Electrical Engineering from Clemson University and has completed the Senior Executive Program at MIT. In addition, Mr. Gillispie has completed the Navy Nuclear program.

GREG KANE, VICE PRESIDENT AND DIRECTOR

A past nuclear plant manager, has served as Vice President and Board member of AEHI since September 2006. Mr. Kane is the President of Eagle "I" Nuclear Assistance, a consulting firm that provides, or has provided, management consulting to over twenty-five (25) nuclear programs. Mr. Kane has held that position since 1998. Mr. Kane previously held the position of General Manager at Virginia Power's twin unit PWR North Anna Nuclear Plant, where he was responsible for safe operation and budgeting of the station in all aspects of activities. Mr. Kane has completed the Navy Nuclear Program.

JOHN FRANZ, VICE PRESIDENT AND DIRECTOR

John Franz, a past Vice President of Duane Arnold, a nuclear facility, has served on the Board of AEHI since February 2007. Since leaving the nuclear utility, he has been a consultant for 12 nuclear power plants and 2 consulting firms, including practice INPO Accreditation Boards and membership on Nuclear Safety Review Boards. Mr. Franz has 36 years of experience in the licensing, start-up, operation, and management of nuclear power plants. Mr. Franz has received his Bachelor of Science degree in Mechanical Engineering from Drexel University.

RICK J. BUCCI, CHIEF FINANCIAL OFFICER

Mr. Bucci, a Certified Public Accountant, has served as Chief Financial Officer of AEHI since September 2007. Mr. Bucci has practiced accounting and tax for 19 years; his background includes hotels, construction, real estate development and banking. Additionally, he has served previously as CFO of two corporations, Veterans Outreach Center and Finger Lakes Family Care, Inc. His experience includes tax planning and preparation, audit services, financial statement preparation and presentation, bank financing and various consulting engagements. Mr. Bucci currently owns and operates a Certified Public Accounting firm, Rick
J. Bucci, CPA, which is licensed to practice public accounting in New York State and has over 350 clients. He attended the State University of New York at Geneseo (1984 through 1988).

JENNIFER RANSOM, VICE PRESIDENT OF ADMINISTRATION AND CORPORATE SECRETARY

Ms. Ransom became Vice President of Administration and Corporate Secretary in May 2008. Ms. Ransom is responsible for all administration, human resources and accounting, and restricted stock sales and she reports to Chairman and CEO Donald Gillispie. Ms. Ransom has 15 years of experience in insurance, management and related fields, she is founder and owner of Ransom Insurance. Prior to starting Ransom Insurance, she worked as regional sales executive and a senior underwriter for Amica Insurance Company. Ms. Ransom received a BA in Business Management in 1998 from Glendale University.

LEON ELIASON, DIRECTOR

A past President of two nuclear utility business units, NSP and PSE&G, and former AEHI Chairman, has served on the Board of AEHI since September 2006. Mr. Eliason is a professional in the utilities field, with thirty-three (33) years of experience in operations, maintenance, engineering, and management of Nuclear, Fossil, Solar, and Hydro Power Plants. He served as President of the Nuclear Business Unit and Chief Nuclear Officer for Public Service Electric and Gas, Newark New Jersey - where he was responsible for all operational and support activities including fuel, technical support, business planning, and financial support for two generating stations. Mr. Eliason has a Bachelor of Science degree in Mechanical Engineering from the South Dakota School of Mines and Technology.

JAMES M. TAYLOR, DIRECTOR

Mr. Taylor the former Chief Operating Officer of the U.S. Nuclear Regulatory Commission (NRC) for a period of 10 years, has served on the Board of AEHI since September 2006. During his career, he was recognized by both Presidents Bush and Clinton with Presidential Distinguished Executive Rank Awards in 1989 and 1994. Mr. Taylor additionally held the position of Chief Financial Officer during his years of NRC employment and has served on Nuclear Safety Oversight Committees at nine utilities operating nuclear power plants. Mr. Taylor attended the Naval Academy and received a BS in Marine Engineering and attended MIT where he obtained an Master of Science in Nuclear.

KENNETH A. STRAHM, SR., DIRECTOR

Mr. Strahm, a past president of the nuclear industry watchdog organization INPO, has served on the Board of AEHI since September 2006. Prior to his retirement, Mr. Strahm was employed by the Institute of Nuclear Power Operations (INPO) in Atlanta, Georgia, where he served as the Director of the National Academy for Nuclear Training and later as President of the Institute. Mr. Strahm attended the Naval Academy where he received a BS in Marine Engineering. He also attended the Naval Post Graduate School and obtained an MBA.

RALPH BEEDLE, DIRECTOR

Mr. Beedle, a past Senior Vice President of the Nuclear Energy Institute, has served on the Board of AEHI since inception. Mr. Beedle past Senior Vice President and Chief Nuclear Officer of the Nuclear Energy Institute - where, in addition to his operational management duties, he interacted regularly with the
U. S. Nuclear Regulatory Commission and other federal agencies, as well as members of Congress. Mr. Beedle attended the US Naval Academy and obtained a BS in Marine Engineering.

ANNUAL MEETING

The annual meeting of AEHI stockholders is expected to be held at a future date as soon as practicable after the filing of this registration statement. This will be an annual meeting of stockholders for the election of directors. The annual meeting will be held at the AEHI's principal office or at such other place as permitted by the laws of the State of Nevada and on such date as may be fixed from time to time by resolution of AEHI board of directors.

COMMITTEES OF THE BOARD OF DIRECTORS

AEHI is managed under the direction of its board of directors.

         EXECUTIVE COMMITTEE

Members of the AEHI Executive Committee are as follows: Donald Gillispie (Co-Chairman), Leon Eliason (Co-Chairman), Kenneth A. Strahm, Sr. and Ralph Beedle.

         AUDIT COMMITTEE

AEHI formed an audit committee in March 2007. Members of the AEHI Audit Committee are as follows: Ralph Beedle (Chairman), Gregory E. Kane and John Franz. The audit committee is comprised solely of directors who are independent and financially literate, as required by the Securities Exchange Act of 1934, as amended, which AEHI refers to as the Securities Exchange Act. At least one member of the committee has accounting or related financial management expertise.

PREVIOUS "BLANK CHECK" OR "SHELL" COMPANY INVOLVEMENT

Management of AEHI has not been involved in prior private "blank-check" or "shell" companies.

CONFLICTS OF INTEREST

The officers and directors of AEHI will not devote more than a portion of their time to the affairs of the Company. There will be occasions when the time requirements of the AEHI's business conflict with the demands of their other business and investment activities. Such conflicts may require that AEHI attempt to employ additional personnel. There is no assurance that the services of such persons will be available or that they can be obtained upon terms favorable to AEHI.

CONFLICTS OF INTEREST - GENERAL.

Certain of the officers and directors of the Company may be directors and/or principal shareholders of other companies and, therefore, could face conflicts of interest with respect to potential acquisitions. In addition, officers and directors of the Company may in the future participate in business ventures, which could be deemed to compete directly with the Company. Additional conflicts of interest and non-arms length transactions may also arise in the future in the event the Company's officers or directors are involved in the management of any firm with which the Company transacts business. The Company's Board of Directors has adopted a policy that the Company will not seek a merger with, or acquisition of, any entity in which management serve as officers or directors, or in which they or their family members own or hold a controlling ownership interest. Although the Board of Directors could elect to change this policy, the Board of Directors has no present intention to do so. In addition, if the Company and other companies with which the Company's officers and directors are affiliated both desire to take advantage of a potential business opportunity, then the Board of Directors has agreed that said opportunity should be available to each such company in the order in which such companies registered or became current in the filing of annual reports under the Exchange Act subsequent to January 1, 1997.

The Company's officers and directors may actively negotiate or otherwise consent to the purchase of a portion of their common stock as a condition to, or in connection with, a proposed merger or acquisition transaction. It is anticipated that a substantial premium over the initial cost of such shares may be paid by the purchaser in conjunction with any sale of shares by the Company's officers and directors which is made as a condition to, or in connection with, a proposed merger or acquisition transaction. The fact that a substantial premium may be paid to the Company's officers and directors to acquire their shares creates a potential conflict of interest for them in satisfying their fiduciary duties to the Company and its other shareholders. Even though such a sale could result in a substantial profit to them, they would be legally required to make the decision based upon the best interests of the Company and the Company's other shareholders, rather than their own personal pecuniary benefit.

ITEM 6.  EXECUTIVE COMPENSATION

The following table sets forth the fact that no officer received a cash salary during the last three fiscal years. The following table sets forth this information by AEHI, including salary, bonus and certain other compensation to the Company's Chief Executive Officer and named executive officers for the past three fiscal years.

The  officers  and  directors  of the  Company  do not  intend to  receive  cash remuneration or salaries for their efforts unless and until the Company's business operations are successful, at which time salaries and other remuneration will be established by the Board of Directors, as appropriate.


                      SUMMARY EXECUTIVES COMPENSATION TABLE

-------------------- -------- --------- -------- ----------- ------- --------------- ------------ --------------- ----------
-------------------- -------- --------- -------- ----------- ------- --------------- ------------ --------------- ----------
                                                                     Non-equity      Non-qualified
                                                                     incentive       deferred
                                                 Stock       Option  plan            compensation All other
                              Salary    Bonus    awards      awards  compensation    earnings     compensation    Total
Name & Position      Year     ($)       ($)      ($)         ($)     ($)             ($)          ($)             ($)
-------------------- -------- --------- -------- ----------- ------- --------------- ------------ --------------- ----------
Donald Gillispie,    2007     0         0        $200,000    0       0               0            $40,023         $240,023
President, CEO and   2006     0         0        $14,800     0       0               0            0               $14,800
COO (1)              2005     0         0        0           0       0               0            0               0
-------------------- -------- --------- -------- ----------- ------- --------------- ------------ --------------- ----------
Gregory E. Kane,     2007     0         0        0           0       0               0            0               0
Vice President       2006     0         0        0           0       0               0            0               0
                     2005     0         0        0           0       0               0            0               0
-------------------- -------- --------- -------- ----------- ------- --------------- ------------ --------------- ----------
John Franz, Vice     2007     0         0        0           0       0               0            0               0
President            2006     0         0        0           0       0               0            0               0
                     2005     0         0        0           0       0               0            0               0
-------------------- -------- --------- -------- ----------- ------- --------------- ------------ --------------- ----------
Rick J. Bucci,       2007     0         0        $50,000     0       0               0            0               $50,000
Chief Financial      2006     0         0        0           0       0               0            0               0
Officer (2)          2005     0         0        0           0       0               0            0               0
-------------------- -------- --------- -------- ----------- ------- --------------- ------------ --------------- ----------
Jennifer Ransom,
V.P. of              2007     0         0        $25,000     0       0               0            0               $25,000
Administration and   2006     0         0        0           0       0               0            0               0
Secretary (3)        2005     0         0        0           0       0               0            0               0
-------------------- -------- --------- -------- ----------- ------- --------------- ------------ --------------- ----------
-------------------- -------- --------- -------- ----------- ------- --------------- ------------ --------------- ----------

(1)During the year ended December 31, 2006, Mr. Gillispie received 14,800,000 shares of common stock valued at $.0001 per share for his services. During the year ended December 31, 2007, Mr. Gillispie received 2,000,000 shares of common stock valued at $.10 per share as compensation for his services.

(2) During the year ended December 31, 2007, Mr. Bucci received 500,000 shares of common stock valued at $.10 per share as compensation for his services.

(3) During the year ended December 31, 2007, Ms. Ransom received 250,000 shares of common stock valued at $.10 per share as compensation for her services.

                    OPTION/SAR GRANTS IN THE LAST FISCAL YEAR

AEHI does not have a stock option plan as of the date of this Registration Statement. There was no grant of stock options to the Chief Executive Officer and other named executive officers during the fiscal year ended December 31, 2007 and through June 30, 2008.

EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

None of the Company's officers, directors, advisors, or key employees is currently party to employment agreements with the Company. The Company has no pension, health, annuity, bonus, insurance, stock options, profit sharing or similar benefit plans; however, the Company may adopt such plans in the future. There are presently no personal benefits available for directors, officers, or employees of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The AEHI board of directors in its entirety acts as the compensation committee for AEHI. Mr. Gillispie is the Chief Executive Officer and Chairman of the Company.

STOCK OPTION PLAN

The Company intends to adopt an incentive stock option plan pursuant to which the board of directors may grant options to purchase up to five million shares of the Company's common stock to key employees, consultants and others. The plan will provide for the grant of incentive stock options with an exercise price of not less than the fair market value on the date of the grant as determined by the board of directors and will expire no later than the tenth anniversary of the date of grant.

                              DIRECTOR COMPENSATION

The Company does not pay any Directors fees for meeting attendance. An Audit Committee has been established, however, no compensation has been paid for this function to date.

The following table sets forth certain information concerning compensation paid to the Company's directors during the year ended December 31, 2007:

-------------- ----------- ----------- ----------- --------------- --------------- ---------------- ---------
-------------- ----------- ----------- ----------- --------------- --------------- ---------------- ---------
                                                                    Nonqualified
                                                     Non-equity       deferred
               Fees                                  incentive      compensation      All other
               earned or   Stock       Option           plan          earnings      compensation     Total
    Name       paid in     awards ($)  awards ($)   compensation        ($)              ($)          ($)
                  cash                                  ($)
                  ($)
-------------- ----------- ----------- ----------- --------------- --------------- ---------------- ---------
Donald            $-0-        $-0-        $-0-          $-0-            $-0-            $-0-          $-0-
Gillispie
-------------- ----------- ----------- ----------- --------------- --------------- ---------------- ---------
Gregory E.        $-0-      $10,000       $-0-          $-0-            $-0-            $-0-        $10,000
Kane
-------------- ----------- ----------- ----------- --------------- --------------- ---------------- ---------
John Franz        $-0-      $20,000       $-0-          $-0-            $-0-            $-0-        $20,000
-------------- ----------- ----------- ----------- --------------- --------------- ---------------- ---------
Leon Eliason      $-0-      $10,000       $-0-          $-0-            $-0-            $-0-        $10,000
-------------- ----------- ----------- ----------- --------------- --------------- ---------------- ---------
James M.          $-0-      $20,000       $-0-          $-0-            $-0-            $-0-        $20,000
Taylor
-------------- ----------- ----------- ----------- --------------- --------------- ---------------- ---------
Kenneth A.        $-0-      $20,000       $-0-          $-0-            $-0-            $-0-        $20,000
Strahm, Sr.
-------------- ----------- ----------- ----------- --------------- --------------- ---------------- ---------
Ralph Beedle      $-0-      $20,000       $-0-          $-0-            $-0-            $-0-        $20,000
-------------- ----------- ----------- ----------- --------------- --------------- ---------------- ---------

LIMITATION ON LIABILITY AND INDEMNIFICATION

AEHI is a Nevada corporation. The Nevada Revised Statutes (NRS) provides that the articles of incorporation of a Nevada corporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except that any such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) acts specified in Section 78 (concerning unlawful distributions), or (iv) any transaction from which a director directly or indirectly derived an improper personal benefit. AEHI articles of incorporation contain a provision eliminating the personal liability of directors to AEHI or AEHI shareholders for monetary damages to the fullest extent provided by the NRS.

The NRS provides that a Nevada corporation must indemnify a person who was wholly successful, on the merits or otherwise, in defense of any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal (a "Proceeding"), in which he or she was a party because the person is or was a director, against reasonable expenses incurred by him or her in connection with the Proceeding, unless such indemnity is limited by the corporation's articles of incorporation. AEHI articles of incorporation do not contain any such limitation.

The NRS provides that a Nevada corporation may indemnify a person made a party to a Proceeding because the person is or was a director against any obligation incurred with respect to a Proceeding to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses incurred in the Proceeding if the person conducted himself or herself in good faith and the person reasonably believed, in the case of conduct in an official capacity with the corporation, that the person's conduct was in the corporation's best interests and, in all other cases, his or her conduct was at least not opposed to the corporation's best interests and, with respect to any criminal proceedings, the person had no reasonable cause to believe that his or her conduct was unlawful. The Company's articles of incorporation and bylaws allow for such indemnification. A corporation may not indemnify a director in connection with any Proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or, in connection with any other Proceeding charging that the director derived an improper personal benefit, whether or not involving actions in an official capacity, in which Proceeding the director was judged liable on the basis that he or she derived an improper personal benefit. Any indemnification permitted in connection with a Proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with such Proceeding.

The NRS, unless otherwise provided in the articles of incorporation, a Nevada corporation may indemnify an officer, employee, fiduciary, or agent of the corporation to the same extent as a director and may indemnify such a person who is not a director to a greater extent, if not inconsistent with public policy and if provided for by its bylaws, general or specific action of its board of directors or shareholders, or contract. AEHI articles of incorporation provide for indemnification of directors, officers, employees, fiduciaries and agents of AEHI to the full extent permitted by Nevada law.

AEHI articles of incorporation also provide that AEHI may purchase and maintain insurance on behalf of any person who is or was a director or officer of AEHI or who is or was serving at the request of AEHI as a director, officer or agent of another enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not AEHI would have the power to indemnify him or her against such liability.

                      EQUITY COMPENSATION PLAN INFORMATION

The Company has not established an equity compensation plan or Incentive Stock Option Plan.

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the year ended December 31, 2006, Mr. Gillispie, an officer and director of AEHI, received 8,800,000 shares of common stock valued at $.0001 per share for his services. During the year ended December 31, 2007, Mr. Gillispie received 6,000,000 shares of common stock valued at $.0001 per share as compensation for his services.

During the year ended December 31, 2006, Mr. Kane, an officer and director of AEHI, received 300,000 shares of common stock valued at $.0001 per share for his services. During the year ended December 31, 2007, Mr. Kane received 200,000 shares of common stock valued at $.0001 per share as compensation for his services.

During the year ended December 31, 2006, Mr. Franz, an officer and director of AEHI, received 30,000 shares of common stock valued at $.50 per share for his services. During the year ended December 31, 2007, Mr. Franz received 350,000 shares of common stock, of which 300,000 shares were valued at $.50 per share and 50,000 were valued at $.10 per share as compensation for his services.

During the year ended December 31, 2007, Mr. Bucci, an officer of AEHI, received 500,000 shares of common stock valued at $.0001 per share as compensation for his services.

During the year ended December 31, 2007, Ms. Ransom, an officer of AEHI received 250,000 shares of common stock valued at $.0001 per share as compensation for her services.

During the year ended December 31, 2007, the following directors of AEHI received shares in the amounts set forth below:

                            NUMBER OF SHARES      $ VALUE OF SHARES
                            ----------------      -----------------
        Mr. Kane                 100,000               $10,000
        Mr. Franz                200,000               $20,000
        Mr. Eliason              100,000               $10,000
        Mr. Taylor               200,000               $20,000
        Mr. Strahm               200,000               $20,000
        Mr. Beedle               200,000               $20,000

ITEM 8.  LEGAL PROCEEDINGS

AEHI anticipates that it (including current and future subsidiaries) will from time to time become subject to claims and legal proceedings arising in the ordinary course of business. It is not feasible to predict the outcome of any such proceedings and AEHI cannot assure that their ultimate disposition will not have a materially adverse effect on AEHI business, financial condition, cash flows or results of operations. As of September 25, 2008 there is one open legal proceeding. AEHI has filed a lawsuit in Idaho's 4th District Court against the director of the Snake River Alliance environmental group over defamatory statements.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

There is a limited public trading market for the common stock. The Company's symbol is "AEHI" on the "Unsolicited" Pink Sheets.

                                      HIGH                LOW
        ----------------              ----                ----
        3rd Quarter 2008              $.40                $.08
        2nd Quarter 2008              $.21                $.08
        1st Quarter 2008              $.43                $.17

                                      HIGH                LOW
        ----------------              ----                ----
        4th Quarter 2007              $.50                $.20
        3rd Quarter 2007             $1.05                $.25
        2nd Quarter 2007              $.76                $.15
        1st Quarter 2007             $1.20                $.10


HOLDERS

There are approximately 388 holders of record of AEHI common stock as of September 15, 2008.

DIVIDEND POLICY

Holders of AEHI common stock are entitled to receive such dividends as may be declared by AEHI board of directors. AEHI has not declared or paid any dividends on AEHI common shares and it does not plan on declaring any dividends in the near future. AEHI currently intends to use all available funds to finance the operation and expansion of its business.

SHARES ELIGIBLE FOR FUTURE SALE

AEHI currently has 74,703,293 shares of common stock outstanding as of September 15, 2008. A current shareholder who is an "affiliate" of AEHI, defined in Rule 144 as a person who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with AEHI will be required to comply with the resale limitations of Rule 144. Of these shares a total of 62,903,293 shares have been held for 1 year or more and are eligible for resale under Rule 144. Sales by affiliates will be subject to the volume and other limitations of Rule 144, including certain restrictions regarding the manner of sale, notice requirements, and the availability of current public information about AEHI. The volume limitations generally permit an affiliate to sell, within any three month period, a number of shares that does not exceed the greater of one percent of the outstanding shares of common stock or the average weekly trading volume during the four calendar weeks preceding his sale. A person who ceases to be an affiliate at least three months before the sale of restricted securities beneficially owned for at least two years may sell the restricted securities under Rule 144 without regard to any of the Rule 144 limitations.


ITEM 10.  RECENT SALES OF UNREGISTERED SECURITIES

                        NAME OF SHAREHOLDER                                  NUMBER OF              PRICE              DATE OF
                                                                               SHARES                PER              PURCHASE
                                                                             PURCHASED              SHARE
--------------------------------------------------------------             -----------------    ---------------    -----------------

Loveland, William D.                                                                200,000              $0.05              9/9/05
Rant, Alexander                                                                     100,000              $0.03             9/26/05
Johns, Samuel J. Trust                                                              100,000              $0.05            10/15/05
Fairleigh, David E.                                                                 200,000              $0.05              3/7/06
Alcott, Charles III                                                                 100,000              $0.05              3/8/06
Gupta, Sunil, M.D.                                                                  100,000              $0.05              3/8/06
Harbour, Robert C.                                                                  100,000              $0.05              3/8/06
Taylor, Martha C.                                                                   100,000              $0.05              3/9/06
Hale, Lance M.                                                                      200,000              $0.05             5/31/06
Hale, Lance M. and Terry L.                                                         100,000              $0.05             6/12/06
Hale, Lance M. & Associates                                                         100,000              $0.05             6/14/06
Adams, John                                                                              60              $0.00             9/18/06
Ballard, Don                                                                             75              $0.00             9/18/06
Bevan, James A.                                                                          32              $0.00             9/18/06
Bryan, David L.                                                                         299              $0.00             9/18/06
Campbell, David E.                                                                      996              $0.00             9/18/06
Cernan, Gene                                                                            150              $0.00             9/18/06
Chapman, Morris                                                                         120              $0.00             9/18/06
Csorba, Les                                                                             120              $0.00             9/18/06
Dohner, Kathleen A.                                                                   4,105              $0.00             9/18/06
Dohner, Lloyd                                                                         4,105              $0.00             9/18/06
Duncan, Michael                                                                         448              $0.00             9/18/06
Dunn, Monte                                                                              60              $0.00             9/18/06
Habilis Financial Corporation                                                           747              $0.00             9/18/06


                                      -48-

Hoaglund, Allyn                                                                         329              $0.00             9/18/06
James, Randy                                                                             75              $0.00             9/18/06
LYNX Consulting Group, Inc.                                                           1,120              $0.00             9/18/06
Macmorran, Kathryn                                                                    2,986              $0.00             9/18/06
Miles, Denny                                                                             60              $0.00             9/18/06
Morgan, Dean                                                                          8,657              $0.00             9/18/06
Morgan, John                                                                             75              $0.00             9/18/06
Nelson, Doug                                                                             60              $0.00             9/18/06
Paramount Roofing, Inc.                                                               2,239              $0.00             9/18/06
Phoenix IR Associates, Inc.                                                             747              $0.00             9/18/06
Sapaugh, Donald W.                                                                      299              $0.00             9/18/06
Sapaugh, Lauren                                                                          60              $0.00             9/18/06
Sapaugh, Tanner Kate                                                                     30              $0.00             9/18/06
Tebo, Steve                                                                             448              $0.00             9/18/06
Thayer, Paul                                                                            598              $0.00             9/18/06
Vickers, Rod                                                                            224              $0.00             9/18/06
Vickers, Ron                                                                             45              $0.00             9/18/06
Vickers, Tawanda                                                                         45              $0.00             9/18/06
Wine, Duncan                                                                            105              $0.00             9/18/06
Anderson, Ramona                                                                         60              $0.00             9/19/06
Brierpatch, Ltd.                                                                        986              $0.00             9/19/06
Carr, Alisha                                                                             75              $0.00             9/19/06
Carr, Vicki                                                                             746              $0.00             9/19/06
Carr, Vicki                                                                          12,314              $0.00             9/19/06
EMIS Software Manufacturers, Inc.                                                       583              $0.00             9/19/06
Holladay, Paul                                                                          821              $0.00             9/19/06
IT IS Holdings, Inc.                                                                  2,612              $0.00             9/19/06
IT IS Holdings, Inc.                                                                 17,279              $0.00             9/19/06
Kirker, Tom & Dawn Kirker JT TEN                                                        150              $0.00             9/19/06
Lande, Neil                                                                             135              $0.00             9/19/06
Micro Legal Services, Inc.                                                            2,299              $0.00             9/19/06
Milstead Jr., Charles                                                                 2,986              $0.00             9/19/06
Milstead, Charles F.                                                                  1,493              $0.00             9/19/06
MLSI, Inc.                                                                              165              $0.00             9/19/06
Moddrell, Chester                                                                       172              $0.00             9/19/06
National Law Library, Inc.                                                            2,687              $0.00             9/19/06
Purcell, Garrett                                                                         75              $0.00             9/19/06
Purcell, Graham                                                                          75              $0.00             9/19/06
Rainmaker II Ventures, LTD                                                           16,072              $0.00             9/19/06
Roberts, George                                                                         598              $0.00             9/19/06
Smith, Christiana                                                                        75              $0.00             9/19/06
Smith, Preston                                                                           75              $0.00             9/19/06
Thomas, Kyle                                                                             75              $0.00             9/19/06
Thomas, Tim                                                                              75              $0.00             9/19/06
Victoria's Own, Inc.                                                                    374              $0.00             9/19/06
Wells, CE                                                                                38              $0.00             9/19/06
Wiley, Joe                                                                            1,493              $0.00             9/19/06
Wilson, Carol                                                                            60              $0.00             9/19/06
Beedle, Ralph E. (1)                                                                300,000              $0.05             9/20/06
Eliason, Leon R. (1)                                                                400,000              $0.05             9/20/06

                                      -49-

Gillispie, Donald L. and Martha A. (1)                                            1,800,000              $0.00             9/20/06
Gillispie, Donald L. and Martha A. (1)                                            7,000,000              $0.00             9/20/06
Gillispie, Taylor                                                                 1,149,999              $0.05             9/20/06
Kane, Gregory E. (1)                                                                400,000              $0.05             9/20/06
LeRoy, Steven L.                                                                  1,149,999              $1.01             9/20/06
McCullough, Richard W.                                                              400,000              $0.05             9/20/06
Strahm, Kenneth A., Sr. (1)                                                         300,000              $0.05             9/20/06
Taylor, James M. (1)                                                                300,000              $0.05             9/20/06
Cede & Co.                                                                          100,000              $0.00             10/3/06
Martin, Bill                                                                             60              $0.00             10/5/06
Raper, Kelly                                                                          1,120              $0.00             10/5/06
Cede & Co.                                                                           50,000              $0.90            10/13/06
Cede & Co.                                                                           50,000              $0.90            10/20/06
Cede & Co.                                                                               75              $0.00            10/23/06
Franz, John (1)                                                                      20,000              $0.50            10/24/06
Gentle, Bryan                                                                            60              $0.00            10/24/06
Rae, Bud                                                                                224              $0.00            10/24/06
Pelcher, Timothy                                                                     50,000              $0.70             11/2/06
Matteson, Maurice                                                                   200,000              $0.65             11/3/06
Overstreet, Mike                                                                      1,000              $0.05            11/10/06
Zylstra, Henry & Karen                                                                2,000              $0.50            11/10/06
Solymossy, Joe                                                                       40,000              $0.33            11/15/06
Anderson, Erling                                                                      2,000              $0.33            11/20/06
Gillispie, Mike                                                                      20,000              $0.03            11/20/06
Heck, Paul                                                                            5,000              $0.40            11/20/06
Murray, Carol                                                                        12,500              $0.80            11/20/06
Curd, Joyce & Otis                                                                    1,500              $0.33            11/21/06
Jones, Mike & Dolores                                                                15,000              $0.33            11/22/06
Duffy, Charles                                                                       10,000              $0.50            11/25/06
Grant Jr., William G.                                                                10,000              $0.50            11/25/06
Ridgeway, James                                                                      11,000              $0.45            11/25/06
Layman, Anthony                                                                      20,000              $0.35            11/27/06
Cede & Co.                                                                            1,717              $0.00            11/28/06
Lupo, James                                                                           3,000              $0.33            11/28/06
Cede & Co.                                                                           37,286              $0.00             12/5/06
Stevens, Ed                                                                              75              $0.00             12/7/06
Cede & Co.                                                                            8,958              $0.00             12/8/06
Gillispie, Donald (1)                                                             4,000,000              $0.10            12/11/06
Gillispie, Taylor                                                                 2,000,000              $0.10            12/11/06
Aventura Holdings, Inc.                                                               7,961              $0.00            12/14/06
Anderson, Erling                                                                      1,000              $0.33            12/26/06
Franz, John (1)                                                                      10,000              $0.50            12/26/06
Layman, Anthony                                                                      30,000              $0.35            12/26/06
Cede & Co.                                                                               75              $0.00              1/3/07
Cede & Co.                                                                          400,000              $0.00              1/4/07
Blair, Chris                                                                         10,000              $0.50              1/5/07
Cooley, John                                                                          5,000              $0.50              1/5/07
Drucker, Joe                                                                          5,000              $0.50              1/5/07
Gillispie, Martha                                                                   300,000              $0.00              1/5/07
Jones, David                                                                          4,000              $0.31              1/5/07

                                      -50-

Jones, David & Deborah                                                               25,000              $0.50              1/5/07
Mitschele, Elsa                                                                       7,000              $0.71              1/5/07
Peschel, James                                                                       10,000              $0.50              1/5/07
Ranes, Josh                                                                           5,000              $0.50              1/5/07
Saunders, Carolyn H.                                                                  2,000              $0.50             1/11/07
Cede & Co.                                                                           50,000              $0.00             1/15/07
Clark, John                                                                          50,000              $0.50             1/16/07
Lane, Robert                                                                          1,120              $0.00              2/5/07
Smith, Ed                                                                            10,000              $0.50              2/8/07
Rainmaker Ventures                                                                  250,000              $0.50             2/12/07
Cede & Co.                                                                           50,000              $0.00             2/26/07
Cede & Co.                                                                          150,000              $0.00             2/26/07
Rice, Troy A. & Lisa A. Rice JT TEN                                                 300,000              $0.00             2/26/07
Rainmaker Ventures                                                                   70,000              $0.50             2/28/07
Cede & Co.                                                                           50,746              $0.00              3/2/07
Franz, John (1)                                                                     300,000              $0.50             3/12/07
Martin, Robert                                                                       10,000              $0.50             3/12/07
Celebration Ministries                                                                1,493              $0.00             3/26/07
Cede & Co.                                                                           70,000              $0.00             3/27/07
Cede & Co.                                                                           43,792              $0.00             3/29/07
Cede & Co.                                                                           10,000              $0.00             4/10/07
Smith, Donald G.                                                                     25,000              $0.40             4/11/07
Cede & Co.                                                                          100,000              $0.00             4/12/07
Rainmaker                                                                            50,000              $0.25             4/16/07
Carter, John A. Family Trust                                                         40,000              $0.00              5/2/07
Fraser, Charles R.                                                                      500              $0.00              5/2/07
Cooley, Tom                                                                          22,000              $0.25              5/3/07
Sells, Jason & A. Clapier                                                            20,000              $0.25              5/3/07
Ellsworth, Jack & Linda Family Trust                                                 24,000              $0.25             5/17/07
Young, H. Edwin                                                                         165              $0.00             5/22/07
Headrick, John                                                                      100,000              $0.25             5/23/07
Headrick, Patricia                                                                   40,000              $0.25             5/23/07
Jones, David M.                                                                      20,000              $0.25              6/4/07
Jones, M. Michael and Dolores                                                        20,000              $0.25              6/4/07
Mitschele, Elsa                                                                      20,000              $0.25              6/4/07
Brodsky, Erika                                                                       20,000              $0.25              6/8/07
Brodsky, Karen                                                                       10,000              $0.25              6/8/07
Engle, Christopher M.                                                                 5,000              $0.20              6/8/07
Evans, Courtney F.                                                                   10,000              $0.20              6/8/07
Evans, Floyd Anthony                                                                 20,000              $0.25              6/8/07
Hoeschstetter, James L. & Sharon D.                                                  20,000              $0.25              6/8/07
Clark, James and Margaret                                                            50,000              $0.25             6/20/07
Rutherford, William B. & Dorothy M. Rutherford                                       25,000              $0.20             6/20/07
Howard, Richard D.                                                                   10,000              $0.25             6/25/07
Matteson, Lyndon III                                                                100,000              $0.25             6/25/07
Shoshone-Paiute Tribes                                                              250,000              $0.25             6/25/07
Cede & Co.                                                                           50,000              $0.00             6/27/07
Cede & Co.                                                                           10,000              $0.00              7/2/07
Ellsworth Jr., Jack B. & Linda S. Ellsworth Family Trust                             16,000              $0.25              7/2/07
Gillispie, Michael N.                                                                20,000              $0.25              7/2/07

                                       51

Grant Jr., William G.                                                                20,000              $0.25              7/2/07
Martin, Richard B.                                                                    4,000              $0.25              7/2/07
Peschel, James M.                                                                    20,000              $0.25              7/2/07
Anderson, Erling                                                                      4,000              $0.25              7/6/07
Breslin, Kenneth P.                                                                   5,000              $0.25              7/6/07
Freund, Ronald C. or Mary K. Inman-Freund                                            40,000              $0.25              7/6/07
Fujiyoshi, Darrell N.                                                                10,000              $0.25              7/6/07
Hamilton, Martha                                                                     24,000              $0.25              7/6/07
Howard, Richard D.                                                                   10,000              $0.25              7/6/07
Johncox, William J.                                                                  24,000              $0.25              7/6/07
Proffitt, Floyd and/or Linda                                                         20,000              $0.25              7/6/07
Willis, David A. and Regina C. Willis                                                 8,000              $0.25              7/6/07
Badiola, Lori L. or Ben C.                                                          100,000              $0.25             7/11/07
Clapier, J. David or Connie                                                          20,000              $0.25             7/11/07
DeRuyter, Nick J. or Suzanne                                                        400,000              $0.25             7/11/07
Mondloch, Mike                                                                       40,000              $0.25             7/11/07
Pruett, Dennis L. or Michelle                                                        60,000              $0.25             7/11/07
Slate, Delmer R. or Michelle                                                         20,000              $0.25             7/11/07
Slate, Ronald G. or Jeanne                                                           20,000              $0.25             7/11/07
Van Es, Dale or Jacobien                                                             40,000              $0.25             7/11/07
Cede & Co.                                                                            8,000              $0.00             7/12/07
Johnson Sr., Brian O. & Tad W. Charles TEN ENT                                        2,000              $0.00             7/12/07
Cede & Co.                                                                            2,388              $0.00             7/20/07
Appleby, Bryan or Judy                                                               10,000              $0.25             7/24/07
DeRuyter, Nick J. or Suzanne                                                        400,000              $0.25             7/24/07
Gazzola, Darrel M. or Julie P.                                                       20,000              $0.25             7/24/07
Gillispie, Robert D. or Judith L.                                                    20,000              $0.25             7/24/07
Hatchett, Christian                                                                  20,000              $0.25             7/24/07
Sells, Stephen D. or Lois Ann                                                        20,000              $0.25             7/24/07
Spicher, Timothy, Stacey Hieb, Sandra Stubbs, or Carroll Stubbs                      20,000              $0.25             7/24/07
Cede & Co.                                                                           50,000              $0.00             7/27/07
Nederend Jr., Hans Family Trust                                                   1,000,000              $0.25             7/27/07
Cede & Co.                                                                           54,329              $0.00             7/30/07
Clark, Connie                                                                        24,000              $0.25             7/31/07
Dykstra, Lyndsey A.                                                                   8,000              $0.25             7/31/07
MAU, L.L.P                                                                           24,000              $0.25             7/31/07
Cede & Co.                                                                          200,000              $0.00              8/1/07
Borah, Mary                                                                          20,408              $0.40              8/2/07
Borah, Zach                                                                          19,388              $0.40              8/2/07
Cooper, James C.                                                                     20,000              $0.40              8/2/07
Heiner, Ryan                                                                         20,000              $0.40              8/2/07
Hirsch, Jeff or Gail                                                                 20,000              $0.40              8/2/07
Johncox, Martin                                                                       4,000              $0.40              8/2/07
Spang, Paul R. and/or Verla R. Robison                                               20,000              $0.40              8/2/07
Badiola, Lori L. or Ben C.                                                          300,000              $0.40              8/7/07
Borah, Matthew D.                                                                    20,400              $0.40              8/7/07
Clapier, J. David or Connie                                                          20,000              $0.40              8/7/07
Cooley, Matthew V.                                                                    4,800              $0.40              8/7/07
DeRuyter, Alex J.                                                                   100,000              $0.50              8/7/07
DeRuyter, Annelise M.                                                               100,000              $0.50              8/7/07

                                      -52-

DeRuyter, Corrie A.                                                                 100,000              $0.50              8/7/07
DeRuyter, Jacob W.                                                                  100,000              $0.50              8/7/07
DeRuyter, Nicolaas J.                                                               100,000              $0.50              8/7/07
DeRuyter, Olivia P.                                                                 100,000              $0.50              8/7/07
Frerichs, Kendall M. or Richard C.                                                   40,000              $0.40              8/7/07
Frerichs, Scott D.                                                                   84,000              $0.40              8/7/07
Harpe, Barbara A. or Larry C.                                                        30,000              $0.40              8/7/07
S 3  Properties LP                                                                  400,000              $0.40              8/7/07
Showalter, Caleb B.                                                                   8,000              $0.40              8/7/07
Showalter, Sue or Brion                                                              20,000              $0.40              8/7/07
Stone, Mark D.                                                                       20,000              $0.40              8/7/07
Van Es, Dale or Jacobien                                                             80,000              $0.40              8/7/07
Wagner, Anne and Michael                                                             40,000              $0.40              8/7/07
Clausen, Douglas T.                                                                  40,000              $0.40              8/8/07
Cede & Co.                                                                           49,329              $0.00             8/10/07
Adams, Joyce and/or Gary                                                             20,000              $0.40             8/17/07
Aman, Trina and/or Gary                                                              10,000              $0.40             8/17/07
Badiola, John                                                                        20,000              $0.40             8/17/07
Bryne, Anne-Marie and/or James Bryne, Jr.                                             8,000              $0.40             8/17/07
Cooley, Lois and/or Larry                                                            30,000              $0.40             8/17/07
Cooley, Thomas and/or Jan                                                            20,000              $0.40             8/17/07
DeRuyter, Nick and/or Suzanne                                                       200,000              $0.40             8/17/07
Divide Creek PC Pension & Profit Plan                                                20,000              $0.40             8/17/07
Grohs, Jeffrey                                                                       80,000              $0.40             8/17/07
Grohs, Mark                                                                          20,000              $0.40             8/17/07
Hill, Leila Jeanne and/or McArthur Hill                                              40,000              $0.40             8/17/07
Johncox, Martin                                                                       4,000              $0.40             8/17/07
Pecchenino, Mark                                                                     27,552              $0.40             8/17/07
Rainmaker II Ventures, LTD                                                          500,000              $0.40             8/17/07
Smith, Paula                                                                         20,000              $0.40             8/17/07
Van Es, Dale or Jacobien                                                             80,000              $0.40             8/17/07
Van Es, Lyckle                                                                       20,000              $0.40             8/17/07
Zook, Amos B.                                                                       100,000              $0.40             8/17/07
Cede & Co.                                                                           75,000              $0.00             8/22/07
Cede & Co.                                                                           62,463              $0.00             8/28/07
Cede & Co.                                                                           25,000              $0.00             8/30/07
Beedle, Ralph (1)                                                                   200,000              $0.10              9/4/07
Cede & Co.                                                                          100,000              $0.00              9/4/07
Eliason, Leon R. (1)                                                                100,000              $0.10              9/4/07
Franz, John (1)                                                                     200,000              $0.10              9/4/07
Gillispie, Donald (1)                                                             2,000,000              $0.10              9/4/07
Gillispie, Taylor                                                                 1,000,000              $0.10              9/4/07
Johncox, William J.                                                                  15,000              $0.40              9/4/07
Kane, Gregory E. (1)                                                                100,000              $0.10              9/4/07
Larmer, Michael R.                                                                   15,000              $0.10              9/4/07
Strahm Sr., Kenneth A. (1)                                                          200,000              $0.10              9/4/07
Taylor, James M. (1)                                                                200,000              $0.10              9/4/07
Cede & Co.                                                                          100,000              $0.00              9/6/07
Cede & Co.                                                                           35,224              $0.00              9/7/07
Cede & Co.                                                                          250,000              $0.00              9/7/07

                                      -53-

McConnaughey, Douglas                                                                 4,000              $0.25             9/12/07
Bucci, Rick J. (1)                                                                  500,000              $0.10             9/13/07
Cede & Co.                                                                          500,000              $0.00             9/13/07
Richards Law Office                                                                  33,200              $0.40             9/13/07
Cede & Co.                                                                          100,000              $0.00             9/24/07
Dickson, Tammy S. and Tony L.                                                        20,000              $0.10             9/24/07
Howard Family Trust                                                                  10,000              $0.40             9/24/07
Cede & Co.                                                                           12,434              $0.00             10/1/07
Clapier, Connie and J. David                                                         20,000              $0.40            10/11/07
Richards Law Office                                                                  16,400              $0.40            10/12/07
Sells, Jason                                                                        350,000              $0.40            10/12/07
Agee, Stephen P.                                                                        950              $0.00            10/22/07
Haley, Charles R.                                                                       100              $0.00            10/22/07
Hankins, Casey                                                                          200              $0.00            10/22/07
Harbour, Billy H.                                                                     6,650              $0.00            10/22/07
Harbour, Reva D.                                                                        100              $0.00            10/22/07
Hoback, Andrew                                                                        1,500              $0.00            10/22/07
A & A Development, Inc.                                                             100,000              $0.20             11/5/07
Bucci, Sally M. and Eugene                                                          100,000              $0.20             11/5/07
Cede & Co.                                                                            1,194              $0.00             11/5/07
JB Investment GP                                                                      2,040              $0.00             11/5/07
Milmoe Consulting Services, Inc.                                                     25,000              $0.20             11/5/07
Wong, Bruce S.                                                                       32,000              $0.20             11/5/07
Cede & Co.                                                                               75              $0.00             11/7/07
Sparrow, Robert                                                                      15,000              $0.00            11/15/07
Whitley, John A.                                                                     15,000              $0.00            11/15/07
Cede & Co.                                                                          100,000              $0.00            11/21/07
Bauhof, W. Bradley                                                                   75,000              $0.20            11/30/07
McConnaughey, Douglas                                                                 6,000              $0.20            11/30/07
Ransom, Jennifer R. (1)                                                             250,000              $0.10            11/30/07
Richards Law Office                                                                  14,000              $0.20            11/30/07
Schuler, Karl D.                                                                     37,500              $0.20            11/30/07
Williams, Thomas E.                                                                  75,000              $0.20            11/30/07
Cede & Co.                                                                           50,000              $0.00             12/6/07
Cede & Co.                                                                          150,000              $0.00             12/7/07
DeRuyter, Nick J. & Suzanne Deruyter JT Ten                                       2,000,000              $0.10            12/21/07
Franz, John (1)                                                                      50,000              $0.10            12/21/07
Johncox, William J.                                                                  51,000              $0.10            12/21/07
Richards Law Office                                                                  17,500              $0.10            12/21/07
Talbot, John                                                                         50,000              $0.10            12/21/07
Wong, Bruce C.                                                                       40,000              $0.10            12/21/07
Cede & Co.                                                                          195,000              $0.00              1/8/08
Cede & Co.                                                                          300,000              $0.00             1/11/08
Cede & Co.                                                                          100,000              $0.00             1/15/08
Bowers, Keith E.                                                                     50,000              $0.10             1/22/08
Bucci, Christopher J.                                                               100,000              $0.10             1/22/08
Bucci, Eugene                                                                       100,000              $0.10             1/22/08
Bucci, Eugene                                                                       300,000              $0.10             1/22/08
Bucci, Henry and Nancy                                                              200,000              $0.10             1/22/08
Bucci, Michael J.                                                                    50,000              $0.10             1/22/08

                                      -54-

Bucci, Rick J. (1)                                                                  500,000              $0.10             1/22/08
Cherry, Jacob Esau                                                                   50,000              $0.10             1/22/08
Cooper, James C.                                                                     50,000              $0.10             1/22/08
Fears, Robynne Camille                                                               50,000              $0.10             1/22/08
Hoosack, Carl Michael                                                                50,000              $0.10             1/22/08
Johncox, William J.                                                                  50,000              $0.10             1/22/08
Khoury, Angelo Joseph                                                                50,000              $0.10             1/22/08
Lubin, Marianne                                                                      50,000              $0.10             1/22/08
Pecchenino, Mark                                                                     50,000              $0.10             1/22/08
Ransom, Jennifer R. (1)                                                             250,000              $0.10             1/22/08
Richards Law Office                                                                  47,250              $0.10             1/22/08
Walton, Danny K. & Janeal Walton                                                     50,000              $0.10             1/22/08
Wong, Bruce S.                                                                       40,000              $0.10             1/22/08
Clapier, J. David and Connie Clapier                                                 50,000              $0.10             1/23/08
Corta, John T.                                                                       25,000              $0.10             1/23/08
Cuevas, Patricia                                                                     10,000              $0.10             1/23/08
Doherty, Mark                                                                       300,000              $0.10             1/23/08
Eaton, James A.                                                                      10,000              $0.10             1/23/08
Foley, Aaron                                                                         50,000              $0.10             1/23/08
Jayo, Richard M.                                                                      5,000              $0.10             1/23/08
Kent, James Raymond  or Katherine Kent                                               50,000              $0.10             1/23/08
Lewis, Dave M.                                                                       50,000              $0.10             1/23/08
Lieben, Aaron                                                                     1,500,000              $0.10             1/23/08
Russow, Robert J.                                                                   220,000              $0.10             1/23/08
Sells, Dakota J.                                                                     25,000              $0.10             1/23/08
Sells, Jason D. or Angelique Clapier                                                200,000              $0.10             1/23/08
Van Es, Dale or Jacobien Van Es                                                      50,000              $0.10             1/23/08
Walton, Anna Jean                                                                    50,000              $0.10             1/23/08
Walton, Terry Lee                                                                    50,000              $0.10             1/23/08
Walton, Tracy and Sherri                                                            100,000              $0.10             1/23/08
Maxwell, Scott Anthony                                                              500,000              $0.10             2/14/08
Lantern Rock Limited Partnership                                                  2,500,000              $0.10             2/25/08
REF Securities & CO., L.P.                                                          500,000              $0.10             2/25/08
Swisher, Jeffrey L.                                                                  50,000              $0.10             2/25/08
Maxwell, Scott Anthony                                                              570,750              $0.10             2/26/08
Richards Law Office                                                                  50,000              $0.10             2/28/08
Wong, Bruce S.                                                                       20,000              $0.10             2/28/08
Cede & Co.                                                                          275,000              $0.00             2/29/08
Cede & Co.                                                                           17,911              $0.00              3/5/08
Thomas Ryan Corporation                                                             100,000              $0.10              3/5/08
Doss Jr., Thomas G.                                                                  10,000              $0.10              3/7/08
Haynes, Angela M.                                                                    10,000              $0.10              3/7/08
Philpott, Mike                                                                       50,000              $0.10              3/7/08
Cede & Co.                                                                            2,956              $0.00             3/11/08
Cede & Co.                                                                           12,836              $0.00             3/12/08
Miller, Steven A.                                                                    75,000              $0.10             3/14/08
Teague, Lance Edward & Maiya Teague                                                  50,000              $0.10             3/14/08
Cede & Co.                                                                            3,981              $0.00             3/18/08
Miller, William T. & Elizabeth S. Miller                                             50,000              $0.10             3/21/08
Richards Law Office                                                                  43,250              $0.10             3/21/08

                                      -55-

Wong, Bruce S.                                                                       20,000              $0.10             3/21/08
Kornhauser, Daniel M.                                                             1,500,000              $0.10             3/25/08
Cede & Co.                                                                               75              $0.00             3/31/08
Brannin, Joseph P.                                                                   50,000              $0.10             4/14/08
Talbot, John                                                                        200,000              $0.10             4/14/08
Cede & Co.                                                                          100,000              $0.00             4/23/08
Wong, Bruce S.                                                                       20,000              $0.10             4/24/08
Tunstall, Graydon A.                                                                 50,000              $0.10             5/15/08
Milmoe Consulting Services LLC                                                       36,875              $0.10             5/19/08
Wong, Bruce S.                                                                       20,000              $0.10             5/19/08
Gillispie, Donald L. (1)                                                          7,500,000              $0.10             5/21/08
Ransom, Jennifer R. (1)                                                           3,500,000              $0.10             5/21/08
Beedle, Ralph E. (1)                                                                500,000              $0.10             5/27/08
Eliason, Leon R. (1)                                                                500,000              $0.10             5/27/08
Franz, John (1)                                                                     500,000              $0.10             5/27/08
Kane, Gregory E. (1)                                                                500,000              $0.10             5/27/08
Ransom, Jennifer R. (1)                                                             500,000              $0.10             5/27/08
Strahm Sr., Kenneth A. (1)                                                          500,000              $0.10             5/27/08
Taylor, James M. (1)                                                                500,000              $0.10             5/27/08
Cede & Co.                                                                          300,000              $0.00             5/29/08
Cooper, James C.                                                                    130,000              $0.10             6/10/08
Decker, Katherine Y.                                                                 50,000              $0.10             6/10/08
Bucci, Rick J. (1)                                                                2,000,000              $0.10             6/11/08
Clapier, Angelique                                                                  500,000              $0.10             6/11/08
Clapier, J. David                                                                    20,000              $0.10             6/11/08
Cooper, Phyllis L.                                                                  100,000              $0.10             6/11/08
Corta, John T.                                                                       10,000              $0.10             6/11/08
Sells, Dakota J.                                                                     10,000              $0.10             6/11/08
Sells, Jason D.                                                                     500,000              $0.10             6/11/08
Sells, Jason D. or Angelique Clapier                                              1,100,000              $0.10             6/11/08
Young, Scott                                                                         10,000              $0.10             6/11/08
Clapier, J. David                                                                     5,000              $0.10             6/13/08
Gaviola, Michael                                                                     50,000              $0.10             6/13/08
Cummings, William Patrick                                                            50,000              $0.10             6/23/08
McConnaughey, Douglas                                                                10,500              $0.10             6/23/08
Wong, Bruce S.                                                                       20,000              $0.10             6/23/08
Milmoe Consulting Services LLC                                                       22,969              $0.10             6/30/08
Pecchenino, Mark                                                                      6,873              $0.10             6/30/08
Dickson, Tony L.                                                                     80,000              $0.10              7/2/08
Frerichs, Leroy S.                                                                   14,000              $0.10              7/2/08
Frerichs, Scott D.                                                                  116,000              $0.10              7/2/08
Good News Capital, LLC                                                              500,000              $0.10              7/2/08
Tallman, Orrin and Petra                                                            150,000              $0.10              7/2/08
Luhanto, Pertti                                                                       1,119              $0.00              7/7/08
Luhanto, Pertti                                                                      26,680              $0.00              7/7/08
Elton, Elliot G.                                                                     10,000              $0.10             7/10/08
Groeser, Benjamin R.                                                                 60,000              $0.10             7/11/08
Peterman Farms, Inc                                                                 100,000              $0.10             7/11/08
Tibbs, James A. and Sally A.                                                         15,000              $0.10             7/16/08
Verner, Christopher and Jamie                                                        10,000              $0.10             7/16/08


                                      -56-

Wong, Bruce S.                                                                      250,000              $0.10             7/16/08
Cede & Co.                                                                           50,000              $0.00             7/17/08
Johncox, Martin                                                                       3,125              $0.10             7/25/08
McConnaughey, Douglas                                                                10,500              $0.10             7/25/08
Clapier, J. David                                                                    33,332              $0.15             7/30/08
Frerichs, Scott D.                                                                   66,667              $0.15             7/30/08
Mobley, Scott William                                                                33,332              $0.15             7/30/08
Cede & Co.                                                                          100,000              $0.00              8/6/08
Bennett, Richard and Cecilia                                                         15,000              $0.10             8/12/08
Milmoe Consulting Services LLC                                                       14,000              $0.10             8/14/08
Cooper, James C.                                                                     50,000              $0.20             8/19/08
Sells, Jason D.                                                                      82,000              $0.10             8/19/08
Cede & Co.                                                                           75,000              $0.00             8/20/08
Cede & Co.                                                                          100,000              $0.00             8/20/08
Ungaro, Nicole Christine                                                             10,000              $0.20             8/20/08
Johncox, Martin                                                                       2,000              $0.20             8/22/08
McConnaughey, Douglas                                                                30,500              $0.20             8/22/08
Cede & Co.                                                                          100,000              $0.00             8/25/08
Stanton, Walker & Company                                                            50,000              $0.20             8/25/08
Cede & Co.                                                                          100,000              $0.00             8/26/08
Carter, Victoria Lynn                                                                25,000              $0.20             8/28/08
Choate, David H.                                                                     25,000              $0.20             8/28/08
Cede & Co.                                                                          420,000              $0.00              9/2/08
Pecchenino, Mark                                                                     11,430              $0.20              9/2/08
Milmoe Consulting Services LLC                                                       14,000              $0.20             9/10/08
Pushey, Andria L. and Robert O. Hathaway, II                                         20,000              $0.25             9/10/08
Stickovich, Lucy and Dale Pushey                                                     25,000              $0.20             9/10/08
Stickovich, Vincent                                                                  25,000              $0.20             9/10/08
Hanely, Mike                                                                         16,833              $0.15             9/10/08
Brasher, Craig and Rhonda                                                            16,833              $0.15             9/10/08
Carlson, Mike                                                                        50,000              $0.15           9/10/2008
                                                                         -------------------
                                                                                 74,703,293
                                                                         ===================

MATERIAL RELATIONSHIPS

(1)      Officer and/or Director of AEHI.

None of the above listed shareholders are registered broker-dealers or are associates of a registered broker-dealer.

EXEMPTION FROM REGISTRATION CLAIMED

All of the sales by AEHI of its unregistered securities were made by AEHI in reliance upon Section 4(2) of the Act and/or under Rule 506 of Regulation D. All of the individuals and/or entities listed above that purchased the unregistered securities were all known to the Company and its management, through pre-existing business relationships, as long standing business associates, friends, and employees. All purchasers were provided access to all material information, which they requested, and all information necessary to verify such information and were afforded access to management of the Company in connection with their purchases. All purchasers of the unregistered securities acquired such securities for investment and not with a view toward distribution, acknowledging such intent to the Company. All certificates or agreements representing such securities that were issued contained restrictive legends, prohibiting further transfer of the certificates or agreements representing such securities, without such securities either being first registered or otherwise exempt from registration in any further resale or disposition.

ITEM 11.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

The Company's authorized capital stock consists of 150,000,000 shares of common stock, $.001 par value per share. As of September 15, 2008, 74,709,293 shares of AEHI common stock were issued and outstanding. No preferred stock is authorized.

COMMON STOCK

The holders of AEHI common stock are entitled to one vote for each share on all matters voted on by stockholders, including elections of directors, and, except as otherwise required by law or provided in any resolution adopted by the Company's board of directors with respect to any series of preferred stock, the holders of AEHI common stock possess all voting power. AEHI articles of incorporation do not provide for cumulative voting in the election of directors. Subject to any preferential rights of any outstanding series of AEHI preferred stock created by AEHI board of directors from time to time, the holders of common stock are entitled to dividends, if any, as may be declared from time to time by AEHI board of directors from funds available therefore and upon liquidation are entitled to receive pro rata all assets available for distribution to such holders. For a more complete discussion of AEHI dividend policy, please see "Dividend Policy."

The holders of AEHI common stock have no preemptive rights. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which AEHI may designate and issue in the future.

PREFERRED STOCK

No preferred stock is authorized.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for AEHI common stock is OTR, Inc., 1000 Southwest Broadway, Portland, Oregon.

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under the Company's Articles of Incorporation and By-Laws, the Company may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in the Company's best interest. No officer or director may be may be indemnified, however, where the officer or director acted committed intentional misconduct, fraud, or an intentional violation of the law.

The Company may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, the Company must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding the indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to officers and directors under Nevada law, the Company is informed that, in the opinion of the Securities and Exchange
Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by the Company's officer(s), director(s), or controlling person(s) in connection with the securities being registered, we will, unless in the opinion of the Company's legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. The Company will then be governed by the court's decision.


ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The audited financial statements of Alternate Energy Holdings, Inc. for the years ended December 31, 2007 and 2006 appear as pages F-1 through F-11 and unaudited financial statements for the six months period ended June 30, 2008 appear as pages F-12 through F-23.

                         ALTERNATE ENERGY HOLDINGS, INC.
                          (A Development Stage Company)

                              FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
                                     AUDITED

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




To the Board of Directors and Stockholders of Alternate Energy Holdings, Inc.
(a development stage enterprise)


         We have audited the accompanying consolidated balance sheet of Alternate Energy Holdings, Inc. as of December 31, 2007, and the related
consolidated   income   statements,   consolidated   statements  of  changes  in
stockholders' equity and cash flows for the year ended December 31, 2007. Alternate Energy Holdings, Inc.'s management is responsible for these financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

         We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Alternate Energy Holdings, Inc. as of December 31, 2007, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

         The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 5 to the consolidated financial statements, the Company's significant operating losses raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ Rotenberg & Co., LLP
-------------------------
Rochester, New York
July 22, 2008




                                                  ALTERNATE ENERGY HOLDINGS, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
                                                    CONSOLIDATED BALANCE SHEETS
                                                    DECEMBER 31, 2007 AND 2006

                                                              ASSETS

                                                                                      2007                        2006
                                                                           ---------------------------- --------------------------
CURRENT ASSETS:
  Cash and Cash Equivalents                                                $                   269,431  $                 254,022
  Deposit                                                                                       55,000                          -
  Due from Related Parties                                                                           -                      1,115
                                                                           ---------------------------- --------------------------

       Total Current Assets                                                                    324,431                    255,137
                                                                           ---------------------------- --------------------------

TOTAL ASSETS                                                                                  $324,431                   $255,137
                                                                           ============================ ==========================

                                                LIABILITY AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Accounts Payable                                                        $                    33,066  $                       -
   Due to Related Parties                                                                            -                      6,042
                                                                           ---------------------------- --------------------------

       Total Current Liability                                                                  33,066                      6,042
                                                                           ---------------------------- --------------------------

NON-CONTROLLING INTEREST                                                                             -                          -
                                                                           ---------------------------- --------------------------

STOCKHOLDERS' EQUITY:
   Common Stock, par value $.001, 75,000,000 shares
        authorized; 42,715,274 issued and outstanding                                           42,715                     26,416
   Additional Paid in Capital                                                                5,158,253                  1,738,082
   Treasury Stock                                                                              (20,000)                   (20,000)
   Deficit Accumulated During Development Stage                                             (4,889,603)                (1,495,403)
                                                                           ---------------------------- --------------------------

     Total Stockholders' Equity                                                                291,365                    249,095
                                                                           ---------------------------- --------------------------

TOTAL LIABILITY AND STOCKHOLDERS' EQUITY                                   $                   324,431  $                 255,137
                                                                           ============================ ==========================


                            The accompanying notes are an integral part of these financial statements.


                                            ALTERNATE ENERGY HOLDINGS, INC.
                                             (A DEVELOPMENT STAGE COMPANY)
                                             CONSOLIDATED INCOME STATEMENTS
                                     FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
                       AND THE PERIOD FROM INCEPTION (AUGUST 29, 2005) THROUGH DECEMBER 31, 2007



                                                              YEAR ENDED           YEAR ENDED         INCEPTION TO
                                                             DECEMBER 31           DECEMBER 31         DECEMBER 31
                                                                 2007                 2006                2007
                                                         --------------------- -------------------- ------------------
REVENUES                                                 $                  -  $                 -  $               -
                                                         --------------------- -------------------- ------------------

OPERATING EXPENSES:
     General and Administrative Expenses                            4,411,648            1,395,456          5,907,860
                                                         --------------------- -------------------- ------------------

NET LOSS FROM OPERATIONS                                           (4,411,648)          (1,395,456)        (5,907,860)
                                                         --------------------- -------------------- ------------------

OTHER INCOME (EXPENSE)
     Interest Income                                                   18,715                1,358             20,137
     Gain on Sales of Investments                                       1,627                    -              1,627
     Interest Expense                                                  (2,894)                (613)            (3,507)
                                                         --------------------- -------------------- ------------------
              Total Other Expense                                      17,448                  745             18,257
                                                         --------------------- -------------------- ------------------

LOSS BEFORE NON-CONTROLLING INTEREST
     IN VARIABLE INTEREST ENTITY                                   (4,394,200)          (1,394,711)        (5,889,603)

Non-Controlling Interest in Variable Interest Entity                1,000,000                    -          1,000,000
                                                         --------------------- -------------------- ------------------

Net Loss                                                 $         (3,394,200) $        (1,394,711) $      (4,889,603)
                                                         ===================== ==================== ==================

NET LOSS PER COMMON STOCK                                $              (0.10) $             (0.06)
                                                         --------------------- --------------------

WEIGHTED AVERAGE SHARES OUTSTANDING
                                                                   34,565,680           21,678,151
                                                         --------------------- --------------------

                       The accompanying notes are an integral part of these financial statements.


                                                   ALTERNATE ENERGY HOLDINGS, INC.
                                                    (A DEVELOPMENT STAGE COMPANY)
                                     CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                                           FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
                              AND THE PERIOD FROM INCEPTION (AUGUST 29, 2005) THROUGH DECEMBER 31, 2007

                                                 Number of                    Additional
                                 Price per        Common        Common        Paid in        Treasury        Net
                                   Share      Shares Issued      Stock        Capital         Stock          Loss         Total
                                ------------- --------------- ------------ --------------- ------------- ------------- ------------
Founder Shares issued
August 29, 2005                         0.00      14,800,000  $    14,800  $      (14,800) $          -  $          -  $         -

Issuance of Common Stock
for Services

    October                             0.05       3,249,999        3,250          54,250             -             -       57,500

Amortization of common stock
for services

    October                                                -            -           8,750             -             -        8,750
    November                                               -            -           8,750             -             -        8,750
    December                                               -            -           8,750             -             -        8,750

Issuance of Common Stock
for Receivable:

    September                           0.04         600,000          600          24,400             -             -       25,000
    November                            0.05         300,000          300          14,700             -             -       15,000

Net Loss                                                   -            -               -             -      (100,692)    (100,692)
                                              --------------- ------------ --------------- ------------- ------------- ------------
Balances, December 31, 2005                       18,949,999       18,950         104,800             -      (100,692)      23,058

Nussentials Holdings Inc. share-
holders prior to merger                 0.00       4,252,088        4,252          (4,252)            -             -            -

Issuance of Common Stock
for Services

     September                          1.01       1,149,999        1,150       1,157,599             -             -    1,158,749
     November                           0.90         100,000          100          89,900             -             -       90,000

Amortization of common stock
for services

     January                                               -            -           8,750             -             -        8,750
     February                                              -            -           8,750             -             -        8,750
     March                                                 -            -           8,750             -             -        8,750
     April                                                 -            -           8,750             -             -        8,750
     May                                                   -            -           8,750             -             -        8,750
     June                                                  -            -           8,750             -             -        8,750
     July                                                  -            -           8,750             -             -        8,750
     August                                                -            -           8,750             -             -        8,750



                                                   ALTERNATE ENERGY HOLDINGS, INC.
                                                    (A DEVELOPMENT STAGE COMPANY)
                                     CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                                           FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
                              AND THE PERIOD FROM INCEPTION (AUGUST 29, 2005) THROUGH DECEMBER 31, 2007
                                                            (CONTINUED)


                                                 Number of                    Additional
                                  Price per        Common        Common        Paid in        Treasury        Net
                                    Share      Shares Issued      Stock        Capital         Stock          Loss         Total
                                 ------------- --------------- ------------ --------------- ------------- ------------- ------------

Issuance of Common Stock
for Cash

     March                            0.05       1,000,000        1,000          49,000             -             -       50,000
     May                              0.05         400,000          400          19,600             -             -       20,000
     June                             0.05         100,000          100           4,900             -             -        5,000
     October                          0.65         273,000          273         176,227             -             -      176,500
     November                         0.33         116,000          116          38,550             -             -       38,666
     December                         0.42          75,000           75          31,758             -             -       31,833
Purchase of Treasury Stock                               -            -               -       (20,000)            -      (20,000)
Net Loss                                                 -            -               -             -    (1,394,711)  (1,394,711)
                                            --------------- ------------ --------------- ------------- ------------- ------------
Balances, December 31, 2006                     26,416,086       26,416       1,738,082      (20,000)    (1,495,403)     249,095

Issuance of Common Stock
for Services

     February                         0.50         920,000          920         459,080             -             -      460,000
     March                            0.50         300,000          300         149,700             -             -      150,000
     April                            0.25         100,000          100          24,900             -             -       25,000
     June                             0.25         550,000          550         136,950             -             -      137,500
     August                           0.40         531,552          532         212,089             -             -      212,621
     September                        0.11       4,583,200        4,583         478,697             -             -      483,280
     October                          0.40         366,400          366         146,194             -             -      146,560
     November                         0.15         457,000          457          65,943             -             -       66,400
     December                         0.10          57,500           58           5,692             -             -        5,750

Issuance of Common Stock
for Cash

     January                          0.53          23,000           23          12,227             -             -       12,250
     February                         0.50          55,000           55          27,445             -             -       27,500
     March                            0.50          10,000           10           4,990             -             -        5,000
     April                            0.40          25,000           25           9,975             -             -       10,000
     May                              0.25         206,000          206          51,294             -             -       51,500
     June                             0.24         180,000          180          42,820             -             -       43,000
     July                             0.25       2,591,000        2,591         645,159             -             -      647,750
     August                           0.25       2,521,036        2,521         626,238             -             -      628,759
     September                        0.25          64,000           64          15,936             -             -       16,000
     October                          0.25          20,000           20           4,980             -             -        5,000
     November                         0.20         287,500          287          57,213             -             -       57,500
     December                         0.10       2,451,000        2,451         242,649             -             -      245,100

Net Loss                                                 -            -               -             -    (3,394,200)  (3,394,200)
                                            --------------- ------------ --------------- ------------- ------------- ------------
Balances, December 31, 2007                     42,715,274  $    42,715  $    5,158,253  $    (20,000) $ (4,889,603) $    291,365
                                            =============== ============ =============== ============= ============= ============

                             The accompanying notes are an integral part to these financial statements.


                                                   ALTERNATE ENERGY HOLDINGS, INC.
                                                    (A DEVELOPMENT STAGE COMPANY)
                                                CONSOLIDATED STATEMENTS OF CASH FLOWS
                                           FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
                             AND THE PERIOD FROM INCEPTION (AUGUST 29, 2005) THROUGH DECEMBER 31, 2007

                                                                  YEAR ENDED           YEAR ENDED             INCEPTION TO
                                                                 DECEMBER 31           DECEMBER 31             DECEMBER 31
                                                                     2007                  2006                   2007
                                                             --------------------- --------------------- ----------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net Loss                                                  $        (3,394,200)  $        (1,394,711)  $         (4,889,603)
                                                             --------------------- --------------------- ----------------------
   Adjustments to reconcile Net Loss to Net Cash
        Used by Operating Activities -
        Common stock issued for services                               1,687,111             1,318,749              3,089,610
        Loss from Variable Interest Entity                            (1,000,000)                    -             (1,000,000)
        Change in operating Assets and Liabilities -
             Deposits                                                    (55,000)                    -                (55,000)
             Due from Related Parties                                      1,115                21,943                 40,000
             Accounts Payable                                             33,066                     -                 33,066
                                                             --------------------- --------------------- ----------------------
                  Total Adjustments                                      666,292             1,340,692              2,107,676
                                                             --------------------- --------------------- ----------------------
      Net Cash Used by Operating Activities                           (2,727,908)              (54,019)            (2,781,927)
                                                             --------------------- --------------------- ----------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Receipt of Cash for Common Stock                                    1,749,359               321,999              2,071,358
   Cash Received from Non-Controlling Members                          1,000,000                     -              1,000,000
   Purchase of Treasury Stock                                                  -               (20,000)               (20,000)
   Advances from Related Parties                                          (6,042)                6,042                      -
                                                             --------------------- --------------------- ----------------------
        Net Cash Provided by Financing Activities                      2,743,317               308,041              3,051,358
                                                             --------------------- --------------------- ----------------------

NET INCREASE IN CASH                                                      15,409               254,022                269,431

CASH - BEGINNING                                                         254,022                     -                      -
                                                             --------------------- --------------------- ----------------------

CASH - ENDING                                                $           269,431   $           254,022   $            269,431
                                                             ===================== ===================== ======================

Supplemental Disclosures:
      Cash paid for Income Taxes                             $                 -   $                 -   $                  -
                                                             ===================== ===================== ======================
      Cash paid for Interest                                 $             2,894   $               613   $                  -
                                                             ===================== ===================== ======================

Non-Cash Investing and Financing Activities:
     Receivable for Sale of Common Stock                     $                 -   $                 -   $             40,000
                                                             ===================== ===================== ======================

                              The  accompanying  notes are an  integral  part of these financial statements.

                         ALTERNATE ENERGY HOLDINGS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

Alternate Energy Holdings, Inc., (and its subsidiaries Idaho Energy Complex Corporation and Reactor Land Development, LLC) formerly Nussentials Holdings Inc., is a development stage enterprise focused on the purchase, optimization and construction of green energy sources - primary nuclear power plants.

Sunbelt Energy Resources Inc. was formed on August 29, 2005 to operate in the alternate energy industry and has limited operational activity. In September 2006, Sunbelt acquired Nussentials Holdings, Inc. by exchanging 17,900,000 shares of Sunbelt which represented 100% for 21,399,998 shares of common stock of Nussentials Holdings, Inc. As a result of the acquisition, the shareholders of Sunbelt owned a majority of the voting stock of Nussentials Holdings, Inc. which changed its name to Alternate Energy Holdings, Inc. The merger has been accounted for as a reverse merger whereby Alternate Energy Holdings, Inc. is the accounting acquirer resulting in a recapitalization of Alternate Energy Holdings, Inc.'s equity. In connection with and simultaneous to the reverse merger, Nussentials Corporation, a wholly owned subsidiary of Nussentials Holdings, Inc. was transferred to Nussentials Holdings, Inc. majority shareholder through issuance of 4,252,088 shares of common stock.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets, liabilities, revenues and expenses and the and disclosures of contingent assets and liabilities. Accordingly, actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

Alternate Energy Holdings, Inc. considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Cash equivalents are stated at cost, which approximates fair value.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

Alternate Energy Holdings, Inc. does not expect the adoption of any recently issued accounting pronouncements to have a significant impact on their financial position, results of operations, or cash flow.

                         ALTERNATE ENERGY HOLDINGS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

BASIC AND DILUTED NET LOSS PER SHARE

Basic and diluted net loss per share calculations are presented in accordance with Financial Accounting Standards Statement 128, and are calculated on the basis of the weighted average number of common shares outstanding during the year. They include the dilutive effect of common stock equivalents in years with net income. Basic and diluted net loss per share is the same due to the absence of common stock equivalents.

STOCK BASED COMPENSATION

Alternate Energy Holdings, Inc. adopted SFAS No. 123(R), at inception. SFAS 123(R) requires all share-based compensation to employees, including stock options, to be expensed based on their fair market value over the required award service period. Alternate Energy Holdings, Inc. uses the straight line method to recognize compensation expense related to share-based payments. For Alternate Energy Holdings, Inc.'s non-employees, share-based expense is recorded in accordance with Emerging Issues Task Force No. 96-18, "Accounting for Equity Instruments That are Issued to Other than Employees for Acquisition, or in Conjunction with Selling, Goods or Services." Alternate Energy Holdings, Inc. has not issued any stock options or stock warrants since its inception through December 31, 2007.

NOTE 2 - INCOME TAXES

Alternate Energy Holdings, Inc. uses the liability method, where deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes. Alternate Energy Holdings, Inc. incurred net losses in fiscal 2007 and 2006 years and therefore, has no tax liability. The deferred tax asset generated by the carry-forward is approximately $ 1,414,754 at December 31, 2007 and will expire 20 years in 2027. Components of deferred tax assets at December 31, 2007 are as follows:

                     Deferred tax asset - net operating loss
                     Carry-forwards                            $  1,414,754
                     Valuation Allowance                         (1,414,754)
                                                               ------------

                     Net deferred tax asset                    $          0
                                                               ============

                         ALTERNATE ENERGY HOLDINGS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

NOTE 3 - COMMON STOCK

During 2006, Alternate Energy Holdings, Inc.

     - Issued 4,252,088 shares of common stock to the Nussentials Holdings shareholders in the reverse merger - See Note 1 for the details.
     - Issued 1,249,999 shares of common stock valued at $1,318,749 for services.
     - Issued 1,964,000 shares of common stock for cash received in the amount of $ 321,999.
     - Purchase 400,000 shares of treasury stock for cash in the amount of $20,000. During 2007, Alternate Energy Holdings, Inc.
     - Issued 7,865,652 shares of common stock valued at $1,687,111 for services.
     - Issued 8,433,536 shares of common stock for cash received in the amount of $ 1,749,359.

NOTE 4 - COMMITMENTS

Alternate Energy Holdings, Inc leases its office space on a month-to-month basis per a verbal agreement. Rent Expense for 2007 and 2006 was $ 1,800 and $ -0-, respectively.

NOTE 5 - GOING CONCERN

Alternate Energy Holdings, Inc financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has an accumulated deficit of $ 4,889,603 at December 31, 2007.

The Company's continued existence is dependent upon its ability to raise capital or to successfully market and sell its products. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

NOTE 6 - VARIABLE INTEREST ENTITY

FASB Interpretation No. 46 requires consolidation of certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. Reactor Land Development, LLC was formed for the purpose of developing and managing an energy complex. Alternate Energy Holdings, Inc. invested $1,000,000 which represents approximately 50% of Reactor Land Development, LLC's capital structure as of December 31, 2007. Furthermore, the daily operating decisions of Reactor Land Development, LLC are made by the members of Alternate Energy Holdings, Inc.'s management. Under FASB Interpretation No. 46, Reactor Land Development, LLC is deemed a variable Interest Entity to Alternate Energy Holding, Inc. and as such Reactor Land Development, LLC's financial information has been consolidated with Alternate Energy Holdings, Inc.

                         ALTERNATE ENERGY HOLDINGS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS



NOTE 6 - VARIABLE INTEREST ENTITY - CONTINUED

The consolidated financial statements includes the full operating activities of Reactor Land Development, LLC, with amounts allocated to Reactor Land Development, LLC disclosed under "Non-Controlling Interest in Variable Interest Entity" in the accompanying consolidated income statement. Assets and liabilities of Reactor Land Development, LLC were $0 and $0, respectively, at December 31, 2007.

                         ALTERNATE ENERGY HOLDINGS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                  JUNE 30, 2008 UNAUDITED FINANCIAL STATEMENTS
                                   (UNAUDITED)


                                            ALTERNATE ENERGY HOLDINGS, INC.
                                             (A DEVELOPMENT STAGE COMPANY)
                                        CONSOLIDATED BALANCE SHEETS - UNAUDITED


                                                        ASSETS


                                                                                 (UNAUDITED)               AUDITED
                                                                                   JUNE 30,              DECEMBER 31,
                                                                                     2008                    2007
                                                                                ----------------        -------------
CURRENT ASSETS:
  Cash and Cash Equivalents                                                     $   421,757             $   269,431
  Deposits                                                                           58,000                  55,000
  Due from Related Parties                                                           10,000                       -
                                                                                ----------------        -------------

       Total Current Assets                                                         489,757                 324,431
                                                                                ----------------        -------------


TOTAL ASSETS                                                                    $   489,757             $   324,431
                                                                                ================        =============


                                         LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Accounts Payable                                                             $    14,603                  33,066
   Due to Related Parties                                                                 -                       -
                                                                                ----------------        -------------

       Total Current Liabilities
                                                                                     14,603                  33,066
                                                                                ----------------        -------------

STOCKHOLDERS' EQUITY:
   Common Stock, par value $.001, 75,000,000 shares
        authorized; 73,164,741 and 42,715,274 shares  issued
        and outstanding, on June 30, 2008 and December 31,
        2007, respectively                                                           73,164                  42,715
   Additional Paid in Capital                                                     8,172,751               5,158,253
   Treasury Stock                                                                   (20,000)                (20,000)
   Deficit Accumulated During Development Stage                                  (7,750,761)             (4,889,603)
                                                                                ----------------        -------------

     Total Stockholders' Equity                                                     475,154                 291,365
                                                                                ----------------        -------------

TOTAL LIABILITY AND STOCKHOLDERS'
      EQUITY                                                                    $   489,757             $   324,431
                                                                                ================        =============

               The accompanying notes are an integral part of these consolidated financial statements.


                                                   ALTERNATE ENERGY HOLDINGS, INC.
                                             CONSOLIDATED INCOME STATEMENTS - UNAUDITED
                                                    (A DEVELOPMENT STAGE COMPANY)
                                       FOR THE THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 2008
                                AND THE PERIOD FROM INCEPTION (AUGUST 29, 2005) THROUGH JUNE 30, 2008

                                                                            THREE MONTHS           SIX MONTHS
                                                                               ENDED                  ENDED            INCEPTION TO
                                                                              JUNE 30,              JUNE 30,             JUNE 30,
                                                                                2008                  2008                 2008
                                                                           ---------------      ---------------     ----------------

REVENUES                                                                   $       -            $       -           $       -
                                                                           ---------------      ---------------     ----------------

OPERATING EXPENSES:
     General and Administrative Expenses                                        2,212,174            2,869,796           8,777,656
                                                                           ---------------      ---------------     ----------------

NET LOSS FROM OPERATIONS                                                       (2,212,174)          (2,869,796)         (8,777,656)
                                                                           ---------------      ---------------     ----------------

OTHER INCOME (EXPENSE)
     Interest Income                                                                2,659                8,639              28,776
     Gain on Sales of Investments                                                       -                    -               1,626
     Interest Expense                                                                   -                    -              (3,507)
                                                                           ---------------      ---------------     ----------------
              Total Other Expense                                                   2,659                8,639              26,895
                                                                           ---------------      ---------------     ----------------

LOSS BEFORE NON-CONTROLLING INTEREST
     IN VARIABLE INTEREST ENTITY                                               (2,209,515)          (2,861,157)         (8,750,761)

Non-Controlling Interest in Variable Interest Entity                                    -                    -           1,000,000
                                                                           ---------------      ---------------     ----------------

Net Loss                                                                   $   (2,209,515)      $   (2,861,157)     $   (7,750,761)
                                                                           ===============      ===============     ================

NET LOSS PER COMMON STOCK                                                  $        (0.04)      $        (0.05)
                                                                           ---------------      ---------------

WEIGHTED AVERAGE SHARES OUTSTANDING                                            63,037,633           57,940,008
                                                                           ---------------      ---------------



                       The accompanying notes are an integral part of these consolidated financial statements.


                                          ALTERNATE ENERGY HOLDINGS, INC.
                                           (A DEVELOPMENT STAGE COMPANY)
                                    CONSOLIDATED INCOME STATEMENTS - UNAUDITED
                              FOR THE THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 2007

                                                                              THREE MONTHS           SIX MONTHS
                                                                                  ENDED                 ENDED
                                                                                JUNE 30,               JUNE 30,
                                                                                  2007                   2007
                                                                           -----------------       ---------------


REVENUES                                                                   $              -        $            -
                                                                           -----------------       ---------------

OPERATING EXPENSES:
     General and Administrative Expenses                                            304,643               991,408
                                                                           -----------------       ---------------

NET LOSS FROM OPERATIONS                                                           (304,643)             (991,408)
                                                                           -----------------       ---------------

OTHER INCOME (EXPENSE)
     Interest Income                                                                  2,726                 5,493
     Gain on Sales of Investments                                                         -                     -
     Interest Expense                                                                     -                     -
                                                                           -----------------       ---------------
              Total Other Expense                                                     2,726                 5,493
                                                                           -----------------       ---------------

LOSS BEFORE NON-CONTROLLING INTEREST
     IN VARIABLE INTEREST ENTITY                                                   (301,917)             (985,915)

Non-Controlling Interest in Variable Interest Entity                                      -                     -
                                                                           -----------------       ---------------

Net Loss                                                                   $       (301,917)       $     (985,915)
                                                                           =================       ===============


NET LOSS PER COMMON STOCK                                                  $          (0.01)       $        (0.05)
                                                                           -----------------       ---------------

WEIGHTED AVERAGE SHARES OUTSTANDING                                              34,565,680            21,678,151
                                                                           -----------------       ---------------



              The accompanying notes are an integral part of these consolidated financial statements.

                                                ALTERNATE ENERGY HOLDINGS, INC.
                                                 (A DEVELOPMENT STAGE COMPANY)
                             CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY - UNAUDITED
                             FOR THE PERIOD FROM INCEPTION (AUGUST 29, 2005) THROUGH JUNE 30, 2008


                                   PRICE       NUMBER OF                        ADDITIONAL
                                    PER          COMMON           COMMON         PAID IN         TREASURY         NET
                                   SHARE     SHARES ISSUED        STOCK          CAPITAL           STOCK         LOSS        TOTAL
                                  ---------  -------------       ----------     ---------------- ----------  -----------  ----------
Founder Shares issued
August 29, 2005                       0.00     14,800,000           14,800      $    (14,800)    $     -       $     -    $       -

Issuance of Common Stock
for Services

    October
                                      0.05      3,249,999            3,250            54,250           -             -       57,500
Amortization of common stock
for services

    October                                             -                -             8,750           -             -        8,750
    November                                            -                -             8,750           -             -        8,750
    December                                            -                -             8,750           -             -        8,750

Issuance of Common Stock
for Receivable:

    September                         0.04        600,000              600            24,400           -             -       25,000
    November                          0.05        300,000              300            14,700           -             -       15,000

Net Loss                                                -                -                 -           -      (100,692)    (100,692)
                                  ---------  -------------       ----------     ---------------- ----------  -----------  ----------
Balances, December 31, 2005
                                               18,949,999           18,950           104,800           -      (100,692)      23,058
Nussentials Holdings Inc.
shareholders prior to merger          0.00      4,252,088            4,252            (4,252)          -             -            -

Issuance of Common Stock for
Services

     September                        1.01      1,149,999            1,150         1,157,599           -             -    1,158,749
     November
                                      0.90        100,000              100            89,900           -             -       90,000

Amortization of common stock
for services

     January                                            -                 -            8,750           -             -        8,750
     February                                           -                 -            8,750           -             -        8,750
     March                                              -                 -            8,750           -             -        8,750
     April                                              -                 -            8,750           -             -        8,750
     May                                                -                 -            8,750           -             -        8,750
     June                                               -                 -            8,750           -             -        8,750
     July                                               -                 -            8,750           -             -        8,750
     August                                             -                 -            8,750           -             -        8,750

Issuance of Common Stock
for Cash

     March                            0.05      1,000,000             1,000           49,000           -             -       50,000
     May                              0.05        400,000               400           19,600           -             -       20,000
     June                             0.05        100,000               100            4,900           -             -        5,000
     October                          0.65        273,000               273          176,227           -             -      176,500
     November                         0.33        116,000               116           38,550           -             -       38,666
     December                         0.42         75,000                75           31,758           -             -       31,833
                                  ---------  -------------       ----------     ---------------- ----------  -----------  ----------

Purchase of Treasury Stock                              -                 -                -     (20,000)            -      (20,000)
Net Loss                                                -                 -                -           -    (1,394,711)  (1,394,711)
                                  ---------  -------------       ----------     ---------------- ----------  -----------  ----------



                                                   ALTERNATE ENERGY HOLDINGS, INC.
                                                    (A DEVELOPMENT STAGE COMPANY)
                               CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY - UNAUDITED
                          AND THE PERIOD FROM INCEPTION (AUGUST 29, 2005) THROUGH JUNE 30, 2008 (CONTINUED)


                                      PRICE    NUMBER OF                       ADDITIONAL
                                       PER      COMMON          COMMON          PAID IN         TREASURY       NET
                                      SHARE   SHARES ISSUED     STOCK            CAPITAL         STOCK        LOSS          TOTAL
                                    --------- ------------    ----------      -------------    ----------  -----------   -----------
Balances, December 31, 2006                    26,416,086        26,416          1,738,082       (20,000)   (1,495,403)     249,095

Issuance of Common Stock for
Services

     February                            0.50     920,000           920            459,080             -             -      460,000
     March                               0.50     300,000           300            149,700             -             -      150,000
     April                               0.25     100,000           100             24,900             -             -       25,000
     June                                0.25     550,000           550            136,950             -             -      137,500
     August                              0.40     531,552           532            212,089             -             -      212,621
     September                           0.11   4,583,200         4,583            478,697             -             -      483,280
     October                             0.40     366,400           366            146,194             -             -      146,560
     November                            0.15     457,000           457             65,943             -             -       66,400
     December                            0.10      57,500            58              5,692             -             -        5,750

Issuance of Common Stock for Cash

     January                             0.53      23,000            23             12,227             -             -       12,250
     February                            0.50      55,000            55             27,445             -             -       27,500
     March                               0.50      10,000            10              4,990             -             -        5,000
     April                               0.40      25,000            25              9,975             -             -       10,000
     May                                 0.25     206,000           206             51,294             -             -       51,500
     June                                0.24     180,000           180             42,820             -             -       43,000
     July                                0.25   2,591,000         2,591            645,159             -             -      647,750
     August                              0.25   2,521,036         2,521            626,238             -             -      628,759
     September                           0.25      64,000            64             15,936             -             -       16,000
     October                             0.25      20,000            20              4,980             -             -        5,000
     November                            0.20     287,500           287             57,213             -             -       57,500
     December                            0.10   2,451,000         2,451            242,649             -             -      245,100

Net Loss                                                -             -                  -             -    (3,394,200)  (3,394,200)
                                    --------- ------------    ----------      -------------    ----------  -----------   -----------
Balances, December 31, 2007                    42,715,274        42,715          5,158,253       (20,000)   (4,889,603)     291,365
                                    --------- ------------    ----------      -------------    ----------  -----------   -----------

Issuance of Common Stock for
Services

     January                             0.10   1,312,250         1,312            129,913             -             -      131,225
     February                            0.10      70,000            70              6,930             -             -        7,000
     March                               0.10     183,250           183             18,142             -             -       18,325
     April                               0.10      20,000            20              1,980             -             -        2,000
     May                                 0.10  14,556,875        14,557          1,441,131             -             -    1,455,688
     June                                0.10   4,365,342         4,365            432,169             -             -      436,534

Issuance of Common Stock
for Cash

     January                             0.10  7,720,000          7,720            764,280             -             -      772,000
     February                            0.10  1,120,750          1,121            110,954             -             -      112,075
     March                               0.10    225,000            225             22,275             -             -       22,500
     April                               0.10    250,000            250             24,750             -             -       25,000
     May                                 0.10     50,000             50              4,950             -             -        5,000
     June                                0.10    576,000            576             57,024             -             -       57,600

Net Loss                                               -              -                  -             -    (2,861,158)  (2,861,158)
                                    --------- ------------    ----------      -------------    ----------  -----------   -----------
Balances, June 30, 2008                       73,164,741       $ 73,164       $  8,172,751     $ (20,000)  $(7,750,761)  $  475,154
                                    ========= ============    ==========      =============    ==========  ===========   ===========


                       The accompanying notes are an integral part of these consolidated financial statements.


                                                       ALTERNATE ENERGY HOLDINGS, INC.
                                                        (A DEVELOPMENT STAGE COMPANY)
                                              CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
                                               FOR THE SIX MONTHS ENDED JUNE 30, 2008 AND 2007
                                    AND THE PERIOD FROM INCEPTION (AUGUST 29, 2005) THROUGH JUNE 30, 2008

                                                                    SIX MONTHS                SIX MONTHS
                                                                       ENDED                     ENDED               INCEPTION TO
                                                                      JUNE 30,                  JUNE 30,               JUNE 30,
                                                                        2008                      2007                   2008
                                                                   -------------               -----------          -------------

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net Loss                                                        $ (2,861,157)               $ (985,915)          $ (7,750,761)
                                                                   -------------               -----------          -------------
   Adjustments to reconcile Net Loss to Net Cash
        Used by Operating Activities -
        Common stock issued for services                              2,050,771                   777,640              5,140,382
        Loss from Variable Interest                                           -                         -             (1,000,000)
        Change in operating Assets and Liabilities -
             Deposits                                                    (3,000)                        -                (58,000)
             Due from Related Parties                                   (10,000)                        -                 30,000
             Accounts Payable                                           (18,463)                   15,800                 14,603
                                                                   -------------               -----------          -------------
                  Total Adjustments                                   2,019,308                   793,440              4,126,985
                                                                   -------------               -----------          -------------
      Net Cash Used by Operating Activities                            (841,849)                 (192,475)            (3,623,776)
                                                                   -------------               -----------          -------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Receipt of Cash for Common Stock                                     994,175                   149,250              3,065,533
   Cash Received from Non-Controlling Members                                 -                         -              1,000,000
   Purchase of Treasury Stock                                                 -                         -                (20,000)
   Advances from Related Parties                                              -                     2,100                      -
                                                                   -------------               -----------          -------------
        Net Cash Provided by Financing Activities                       994,175                   151,350              4,045,533
                                                                   -------------               -----------          -------------

NET (DECREASE) INCREASE IN CASH                                         152,326                   (41,125)               421,757

CASH - BEGINNING
                                                                        269,431                   254,022                      -
                                                                   -------------               -----------          -------------

CASH - ENDING                                                      $    421,757                $  212,897           $    421,757
                                                                   =============               ===========          =============

Supplemental Disclosures:
      Cash paid for Interest                                       $          -                $         -          $      3,507
                                                                   =============               ===========          =============

Non-Cash Investing and Financing Activities:
     Receivable for Sale of Common Stock                           $          -                $         -          $     40,000
                                                                   =============               ===========          =============



                       The accompanying notes are an integral part of these consolidated financial statements.


                         ALTERNATE ENERGY HOLDINGS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2008 AND 2007


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


DESCRIPTION OF BUSINESS

Alternate Energy Holdings, Inc., (and its subsidiaries Idaho Energy Complex Corporation and Reactor Land Development, LLC) formerly Nussentials Holdings Inc., is a development stage enterprise focused on the purchase, optimization and construction of green energy sources - primary nuclear power plants.

Sunbelt Energy Resources Inc. was formed on August 29, 2005 to operate in the alternate energy industry and has limited operational activity. In September 2006, Sunbelt acquired Nussentials Holdings, Inc. by exchanging 17,900,000 shares of Sunbelt which represented 100% for 21,399,998 shares of common stock of Nussentials Holdings Inc. As a result of the acquisition, the shareholders of Sunbelt owned a majority of the voting stock of Nussentials Holdings, Inc. which changed its name to Alternate Energy Holdings, Inc. The merger has been accounted for as a reverse merger whereby Alternate Energy Holdings, Inc. is the accounting acquirer resulting in a recapitalization of Alternate Energy Holdings, Inc.'s equity. In connection with and simultaneous to the reverse merger, Nussentials Corporation, a wholly owned subsidiary of Nussentials Holdings, Inc. was transferred to Nussentials Holdings, Inc. majority shareholder through issuance of 4,252,088 shares of common stock.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets, liabilities, revenues and expenses and the and disclosures of contingent assets and liabilities. Accordingly, actual results could differ from those estimates. It is management's opinion that all adjustments necessary for the fair statement of the results for the interim period have been made. All adjustments are of normal recurring nature or a description of the nature and amount of any adjustments other than normal recurring adjustments.

CASH AND CASH EQUIVALENTS

Alternate Energy Holdings, Inc. considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Cash equivalents are stated at cost, which approximates fair value.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

Alternate Energy Holdings, Inc. does not expect the adoption of any recently issued accounting pronouncements to have a significant impact on their financial position, results of operations, or cash flow

                         ALTERNATE ENERGY HOLDINGS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2008 AND 2007


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

BASIC AND DILUTED NET LOSS PER SHARE

Basic and diluted net loss per share calculations are presented in accordance with Financial Accounting Standards Statement 128, and are calculated on the basis of the weighted average number of common shares outstanding during the year. They include the dilutive effect of common stock equivalents in years with net income. Basic and diluted net loss per share is the same due to the absence of common stock equivalents.

STOCK BASED COMPENSATION

Alternate Energy Holdings, Inc. adopted SFAS No. 123(R), at inception. SFAS 123(R) requires all share-based compensation to employees, including stock options, to be expensed based on their fair market value over the required award service period. Alternate Energy Holding, Inc. uses the straight line method to recognize compensation expense related to share-based payments. For Alternate Energy Holdings, Inc.'s non-employees, share-based expense is recorded in accordance with Emerging Issues Task Force No. 96-18, "Accounting for Equity Instruments That are Issued to Other than Employees for Acquisition, or in Conjunction with Selling, Goods or Services." Alternate Energy Holdings, Inc. has not issued any stock options or stock warrants since its inception through June 30, 2008.

NOTE 2 - INCOME TAXES

Alternate Energy Holdings, Inc. uses the liability method, where deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes. Alternate Energy Holdings, Inc. incurred net losses in the six months ending June 30, 2008 and 2007 and therefore, has no tax liability. The deferred tax asset generated by the carry-forward is approximately $ 2,635,259 at June 30, 2008 and will expire 20 years in 2028. Components of deferred tax assets at June 30, 2008 are as follows:

            Deferred tax asset - net operating loss
            Carry-forwards                              $  2,635,259
            Valuation Allowance                           (2,635,259)
                                                        ------------

            Net deferred tax asset                     $           0
                                                        ============

                         ALTERNATE ENERGY HOLDINGS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2008 AND 2007

NOTE 3 - COMMON STOCK

During the year ended December 31, 2006, the Company

     - Issued 4,252,088 shares of common stock to the Nussentials Holdings shareholders in the reverse merger - See Note 1 for the details.
     - Issued 1,249,999 shares of common stock valued at $1,318,749 for services.
     - Issued 1,964,000 shares of common stock for cash received in the amount of $321,999.
     - Purchase 400,000 shares of treasury stock for cash in the amount of $20,000.

During the year ended December 31, 2007, the Company

     - Issued 7,865,652 shares of common stock valued at $1,687,111 for services.
     - Issued 8,433,536 shares of common stock for cash received in the amount of $1,749,359.

During the six months ended June 30, 2008, the Company

     - Issued 20,507,717 shares of common stock valued at $2,050,772 for services.
     - Issued 9,941,750 shares of common stock for cash received in the amount of $994,175.

NOTE 4 - COMMITMENTS

Alternate Energy Holdings, Inc lease it office space on a month-to-month basis per a verbal agreement. Rent Expense for the six months ending June 30, 2008 and 2007 was $1,800 and $0, respectively.

NOTE 5 - GOING CONCERN

Alternate Energy Holdings, Inc financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has an accumulated deficit of $7,750,761 at June 30, 2008.

The Company's continued existence is dependent upon its ability to raise capital or to successfully market and sell its products. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

NOTE 6 - VARIABLE INTEREST ENTITY

FASB Interpretation No. 46 requires consolidation of certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. Reactor Land Development, LLC was formed for the purpose of developing and managing an energy complex. Alternate Energy Holdings, Inc. invested $1,000,000 which represents approximately 50% of Reactor Land Development, LLC's capital structure as of December 31, 2007.

                         ALTERNATE ENERGY HOLDINGS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2008 AND 2007


NOTE 6 - VARIABLE INTEREST ENTITY - CONTINUED

Furthermore, the daily operating decisions of Reactor Land Development, LLC are made by the members of Alternate Energy Holdings, Inc.'s management. Under FASB Interpretation No. 46, Reactor Land Development, LLC is deemed a variable Interest Entity to Alternate Energy Holding, Inc. and as such Reactor Land Development, LLC's financial information has been consolidated with Alternate Energy Holdings, Inc. The consolidated financial statements includes the full operating activities of Reactor Land Development, LLC, with amounts allocated to Reactor Land Development, LLC disclosed under "Non-Controlling Interest in Variable Interest Entity" in the accompanying consolidated income statement. Assets and liabilities of Reactor Land Development, LLC were $ -0- and $ -0-, respectively, at June 30, 2008 and 2007, respectively.

NOTE 7 - RECENTLY ISSUED ACCOUNTING STANDARDS

In December 2007, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard ("SFAS") No. 160, "Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51". SFAS 160 establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. SFAS 160 is effective for fiscal years, and interim periods within those fiscal years, beginnings on or after December 15, 2008. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended December 31, 2009. The Company is currently evaluating the impact of SFAS 160 on its consolidated financial statements but does not expect it to have a material effect.

In March 2008, the Financial Accounting Standards Board ("FASB") issued SFAS No. 161, "Disclosures about Derivative Instruments and Hedging Activities - an amendment of FASB statement No. 133". SFAS 161 requires enhanced disclosures about an entity's derivative and hedging activities. SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008 with early application encouraged. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended December 31, 2009. The Company is currently evaluating the impact of SFAS 161 on its consolidated financial statements but does not expect it to have a material effect.

                         ALTERNATE ENERGY HOLDINGS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2008 AND 2007


NOTE 7 - RECENTLY ISSUED ACCOUNTING STANDARDS - CONTINUED

In May 2008, the Financial Accounting Standards Board ("FASB") issued SFAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles". SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (GAAP) in the United States. SFAS 162 is effective 60 days following the SEC's approval of the Public Company Accounting Oversight Board amendments to AU Section 411, The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles. The Company is currently evaluating the impact of SFAS 162 on its consolidated financial statements but does not expect it to have a material effect.

In May 2008, the Financial Accounting Standards Board ("FASB") issued SFAS No. 163, "Accounting for Financial Guarantee Insurance Contracts - an interpretation of FASB statement No. 60. SFAS 163 interprets Statement 60 and amends existing accounting pronouncements to clarify their application to the financial guarantee insurance contracts included within the scope of that statement. SFAS 16 is effective for financial statements issued for fiscal years beginning after December 15, 2008 and interim periods within those fiscal years. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended December 31, 2009. The Company is currently evaluating the impact of SFAS 163 on its consolidated financial statements but does not expect it to have a material effect.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Not applicable.


ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS


     (a)  Audited  financial  statements  for years ended  December 31, 2007 and
          2006

          Unaudited financial statements for the six months period ended June 30, 2008

     (b)  EXHIBIT NO.                        DESCRIPTION
          -----------                        -----------
            3.1            Articles of Incorporation of CorpTran Support, Inc. - 7/31/01

            3.2            Certificate of Amendment - CorpTran Support, Inc. - 10/13/04
                           (Stock amount changed to 75,000,000 @ $.001)

            3.3            Certificate of Amendment - Name change to dRx, Inc. - 12/15/04

            3.4            Certificate of Amendment - Name change to Nussentials Holding, Inc. - 6/24/05

            3.5            Certificate of Amendment - Name change to Alternate Energy Holdings, Inc. - 9/13/06

            3.6            Certificate of Amendment - Alternate Energy Holdings, Inc. - 8/19/08 (Stock amount changed to 150,000,000 @ $.001)

            3.7            Bylaws of CorpTran Support, Inc.

            10.1           Land Purchase Agreement

            10.2           Construction Loan Letter

            21.1           List of Subsidiaries of Alternate Energy Holdings, Inc.

            23.1           Consent of Independent Registered Public Accounting Firm

                                   SIGNATURES:

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated: October 1, 2008
                              ALTERNATE ENERGY HOLDINGS, INC.

                              /s/Donald Gillispie
                              --------------------------------------------------
                              Donald Gillispie, President, CEO, COO and Director

                              /s/Gregory E. Kane
                              --------------------------------------------------
                              Gregory E. Kane, Vice President and Director

                              /s/John Franz
                              --------------------------------------------------
                              John Franz, Vice President and Director

                              /s/Rick J. Bucci
                              --------------------------------------------------
                              Rick J. Bucci, Chief Financial Officer

                              /s/Jennifer Ransom
                              --------------------------------------------------
                              Jennifer Ransom, Vice President of
                              Administration and Corporate Secretary

                              /s/Leon Eliason
                              --------------------------------------------------
                              Leon Eliason, Director

                              /s/James M. Taylor
                              --------------------------------------------------
                              James M. Taylor, Director

                              /s/Kenneth A. Strahm, Sr.
                              --------------------------------------------------
                              Kenneth A. Strahm, Sr., Director

                              /s/Ralph Beedle
                              --------------------------------------------------
                              Ralph Beedle, Director






                                      -61-